EXHIBIT 10.33







               " " " " " " " " " " " " " " " " " " " " " " " " "

                                 LEASE AGREEMENT

                                     BETWEEN

               PRENTISS PROPERTIES ACQUISITION PARTNERS, L. P.,
                         A DELAWARE LIMITED PARTNERSHIP,

                                   (Landlord)

                                       AND

                         APTIS, INC., dba APTIS SOFTWARE

                              A DELAWARECORPORATION

                                    (Tenant)


                            1601 S. MoPac Expressway
                                  Austin, Texas


                               Dated: ______, 1999


               " " " " " " " " " " " " " " " " " " " " " " " " "

                       TABLE OF CONTENTS - LEASE AGREEMENT

ARTICLE 1        BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS.............1

ARTICLE 2        PREMISES AND QUIET ENJOYMENT................................4

ARTICLE 3        TERM; COMMENCEMENT DATE; DELIVERY AND ACCEPTANCE OF
                 PREMISES....................................................3

ARTICLE 4        RENT........................................................4

ARTICLE 5        OPERATING COSTS.............................................6

ARTICLE 6        PARKING.....................................................9

ARTICLE 7        SERVICES OF LANDLORD........................................7

ARTICLE 8        ASSIGNMENT AND SUBLETTING...................................8

ARTICLE 9        REPAIRS....................................................12

ARTICLE 10       ALTERATIONS................................................13

ARTICLE 11       LIENS......................................................10

ARTICLE 12       USE AND COMPLIANCE WITH LAWS...............................14

ARTICLE 13       DEFAULT AND REMEDIES.......................................11

ARTICLE 14       INSURANCE..................................................16

ARTICLE 15       DAMAGE BY FIRE OR OTHER CAUSE..............................17

ARTICLE 16       CONDEMNATION...............................................13

ARTICLE 17       INDEMNIFICATION............................................18

ARTICLE 18       SUBORDINATION AND ESTOPPEL CERTIFICATES....................19

ARTICLE 19       SURRENDER OF THE PREMISES..................................20

ARTICLE 20       LANDLORD'S RIGHT TO INSPECT................................15

ARTICLE 21       SECURITY DEPOSIT...........................................21

ARTICLE 22       BROKERAGE..................................................21

ARTICLE 23       OBSERVANCE OF RULES AND REGULATIONS........................21

ARTICLE 24       NOTICES....................................................16

ARTICLE 25       MISCELLANEOUS..............................................17

ARTICLE 26       SUBSTITUTION SPACE.........................................24

ARTICLE 27       OTHER DEFINITIONS..........................................24

ARTICLE 28       OPTION RENEWALS............................................25

                               EXHIBITS AND RIDERS

      The following Exhibits and Riders are attached hereto and by this reference made a part of this Lease:

EXHIBIT A     -   FLOOR PLAN OF THE PREMISES

EXHIBIT B     -   THE LAND

EXHIBIT C     -   LEASEHOLD IMPROVEMENTS

     ATTACHMENT 1 BASE PREMISES CONDITION

     ATTACHMENT 2 TENANT FINISH READY CONDITION

     ATTACHMENT 3 HVAC DESIGN CRITERIA

EXHIBIT D     -   FORM OF COMMENCEMENT NOTICE

RIDER NO. 1   -   RULES AND REGULATIONS

RIDER NO. 2       SCHEDULE OF JANITORIAL SERVICES

RIDER NO.3        PARKING SCHEDULE

                             INDEX OF DEFINED TERMS

      Definitions of certain terms used in this Lease are found in the following sections:

TERM                                                    LOCATION OF DEFINITION

Additional Rent                                                  Section 1.01N
Bankruptcy Code                                                   Section 8.06
Base Building Condition                                              Exhibit C
Base Rent                                                        Section 1.01M
Base Year Operating Costs                                        Section 1.01O
Basic Lease Information and Certain Definitions                      Article 1
Branch                                                               Exhibit C
Broker                                                           Section 1.01W
Building                                                         Section 1.01B
Building Standard                                                    Exhibit C
Business Days                                                       Article 27
Business Hours                                         Section 1.01,Article 27
Central                                                              Exhibit C
Commencement Date                                                Section 1.01F
Common Areas                                                        Article 27
days                                                                Article 27
Events of Default                                                Section 13.01
Expiration Date                                                  Section 1.01G
herein, hereof, hereby, hereunder and words
  of similar import                                                 Article 27
include and including                                               Article 27
Interest Rate                                                     Section 4.02
Land                                                             Section 1.01C
Landlord                                                              Preamble
Landlord's Address for Notice                                    Section 1.01T
Landlord's Address for Payment                                   Section 1.01U
Landlord's Operating Costs Estimate                               Section 5.01
Landlord's Work                                                      Exhibit C
Leasehold Improvements                                               Exhibit C
Net Rentable Area                                                   Article 27
Net Rentable Area of the Building                                Section 1.01J
Net Rentable Area of the Premises                                Section 1.01I
Non-Building Standard                                                Exhibit C
Parking Facilities                                               Section 1.01D
Parking Permits                                                  Section 1.01P
Permit Fees                                                      Section 1.01P
Project                                                          Section 1.01E
Premises                                                         Section 1.01A
Reference to Landlord as having "no liability
  to Tenant" or being  "without liability to
  Tenant" or words of like import                                   Article 27
Rent                                                             Section 1.01L
repair                                                              Article 27
Security Deposit                                                 Section 1.01R
Successor Landlord                                               Section 18.02
Taxes                                                             Section 5.02
Tenant                                                   Preamble & Article 27
Tenant Delay                                                         Exhibit C
Tenant's Address for Notice                                      Section 1.01V
Tenant's Allowance                                                   Exhibit C
Tenant's Permitted Uses                                          Section 1.01Q
Tenant's Property                                            Section 14.01A(a)
Tenant's Share                                                   Section 1.01K
Tenant's Work                                                        Exhibit C
Term                                                             Section 1.01H
termination of this Lease and words of like import                  Article 27
terms of this Lease                                                 Article 27
this Lease                                                            Preamble
Usable Area of Premises                                              Exhibit C
year                                                                Article 27

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT ("this Lease") is made and entered into by and between PRENTISS PROPERTIES ACQUISITION PARTNERS, L. P., a Delaware limited partnership ("Landlord") and APTIS, INC., dba APTIS SOFTWARE, a Delaware corporation ("Tenant"), upon all the terms set forth in this Lease and in all Exhibits and Riders hereto, to each and all of which terms Landlord and Tenant hereby mutually agree, and in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the rents, agreements and benefits flowing between the parties hereto, as follows:

                                    ARTICLE 1

                BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS

      Section 1.01. Each reference in this Lease to information and definitions contained in the Basic Lease Information and Certain Definitions and each use of the terms capitalized and defined in this Section 1.01 shall be deemed to refer to, and shall have the respective meaning set forth in, this Section 1.01.

A.    Premises:                     The  entire  Fourth  Floor,  "C"  and  "D"
                                    Wings  consisting of 50,738 square feet of
                                    Net  Rentable  Area,  and the  entire  "D"
                                    wing portion of the 2nd Floor,  consisting
                                    of  24,711  square  feet  of Net  Rentable
                                    Area,  of the  Building,  for a  total  of
                                    75,449  square feet of net Rentable  Area,
                                    as  such   Premises  are   identified   by
                                    diagonal   lines   on  the   floor   plans
                                    attached  as  Exhibit A.  Tenant  shall be
                                    allowed   to   substitute   the  "D"  Wing
                                    portion of the Third (3rd) Floor for the "D" Wing portion of the Second (2nd)
                                    Floor above, if Landlord has not leased all of the Third Floor (both "C" and "D"
                                    Wings) to a full  floor  user  within  six
                                    (6)  months  from  the  date on the  cover
                                    page hereof.

                                    If the Tenant shall elect to substitute the "D" Wing portion of the Third (3rd) Floor, the Landlord and Tenant shall execute a document amending this provision of this Lease.

B.    Building:                     The  four  (4)   story   office   building
                                    containing  two  (2)   contiguous   wings,
                                    owned by Landlord on that portion of the Land generally located at 1601 S. MoPac
                                    Expressway, Austin, Texas, and commonly known as "Two Barton Skyway."

C.    Land:                         That  certain  parcel  of  land  described
                                    under the caption "Land" in Exhibit B hereof.

D.    Parking Facilities:           The parking garage which
                                    is located immediately East of the Building, together with all surface parking areas located or to be located on the Land.

E.    Project:                      The Land and all improvements thereon,
                                    including the Building, the Parking
                                    Facilities, and all Common Areas.

F.    Commencement Date:            That certain date on which the Term shall
                                    commence, as determined pursuant to the
                                    provisions of Article 3 hereof.

G.    Expiration Date:              Ten    (10)     years    from    the
                                    Commencement Date.

H.    Term:                         Ten   (10)   years,   beginning   on   the
                                    Commencement Date and ending at 11:59 p.m. on the Expiration Date, unless this Lease is sooner terminated as provided herein.

I.    Net Rentable Area of the
      Premises:                     The "Primary Premises" consist of
                                    approximately 50,738 square feet and the "Secondary Premises" consist of approximately 24,711 square feet located on the "D" Wing of the Second (2nd ) Floor, or the Third (3rd) Floor if substituted as provided above (collectively called the
                                    "Premises").

J.    Net Rentable Area of the
      Building:                     195,324 square feet.

K.    Tenant's Share:               38.863%,  representing  a  fraction, the
                                    numerator   of   which  is  the  Net
                                    Rentable Area of the Premises and the denominator of which is the Net Rentable
                                    Area of the Building, subject to future adjustment pursuant to the provisions of
                                    Section 5.04 hereof.

L.    Rent:                         The Base Rent and the Additional Rent.

M.    Building Commencement Date:   The  date  that  Landlord   actually
                                    commences construction of the Building, but in no event earlier than the date this Lease is signed by Landlord and Tenant.

N.    Tenant Finish Ready
      Condition:                    The condition of the Building, the Project
                                    and the Premises completed with the
                                    improvements described on Attachment 2 to Exhibit C.

O.    Substantial Completion Date:  Twelve months following the Building
                                    Commencement Date.

P.    Base Condition Default:       Failure of Landlord to substantially
                                    complete (defined in Section 3.02 below) the Project and deliver the Premises in the Base
                                    Premises Condition within 30 days following the Substantial Completion Date.

Q.    Base Rent:                    The Base  Rent for the  first  year of the
                                    Term  shall  be  $925,968.50  ($18.25  per
                                    square  foot  per  annum  of Net  Rentable
                                    Area of the  Primary  Premises).  The Base
                                    Rent  for  the  second  year  through  the
                                    fifth   year   of  the   Term   shall   be
                                    $1,376,944.25   per  annum   ($18.25   per
                                    square  foot  per  annum  of Net  Rentable
                                    Area of the  Premises).  The Base Rent for
                                    the  final  five  (5)  years  of the  Term
                                    shall be  $1,418,441.20  per annum ($18.80
                                    per square foot per annum of Net  Rentable
                                    Area of the  Premises).  Tenant  may elect
                                    to  occupy   all  or  a  portion   of  the
                                    Secondary     Premises     between     the
                                    Commencement   Date   and  the   Secondary
                                    Premises  Commencement  Date. If Tenant so
                                    elects,  Tenant  shall not be  required to
                                    pay Base  Rent or  Additional  Rent on the
                                    Secondary  Premises  until  the  Secondary
                                    Premises  Commencement  Date regardless of
                                    whether  Tenant  occupies all or a portion
                                    of  the  Secondary   Premises,   provided,
                                    however,  Tenant shall compensate Landlord
                                    for a portion of the  Operating  Costs for
                                    the Secondary  Premises  being utilized by
                                    Tenant  at the  rate of $3.00  per  square
                                    foot of Net Rentable Area,  per annum.  If
                                    the Tenant shall elect to  substitute  the
                                    "D" Wing  portion of the Third (3rd) Floor
                                    for the Secondary  Premises,  the Landlord
                                    and  Tenant   shall   execute  a  document
                                    amending this portion of this Lease for the Secondary Premises.

R.    Additional Rent:              The   Additional   Rent   shall   be
                                    Tenant's Operating Costs Payment and all other sums due and payable by Tenant under the Lease.

S.    Landlord's Operating Costs
      Estimate:                     The estimate for the calendar year 2000 of
                                    the Term is $8.50 per square foot of Net
                                    Rentable Area of the Premises, subject to the abatement of Operating Costs applicable to the Secondary Premises.

T.    Parking Spaces:               Tenant  shall  be  entitled  to take
                                    226  unassigned  Parking  Spaces,  and  75
                                    reserved Parking Spaces in the garage,  at
                                    no charge.  Until the  Secondary  Premises
                                    are occupied,  the unassigned spaces shall
                                    be  reduced  to  152  unassigned   Parking
                                    Spaces  and 50  reserved  Parking  Spaces,
                                    and   increased   at  the   ratio  of  one
                                    unassigned  space per 250  square  feet of
                                    Net Rentable Area of the  Secondary  Space
                                    occupied  The  Landlord  shall  provide  a
                                    reasonable  number  of  free,   unassigned
                                    Parking  Spaces  for  Tenant's   visitors.
                                    The  location  of  the  reserved   Parking
                                    Spaces  is  shown  on  Rider  3   attached
                                    hereto.

U. Tenant's Permitted Uses: Tenant may use the Premises for executive, administrative and other office uses or other uses consistent with first class office buildings in Austin, Travis County, Texas, for the conduct of Tenant's business.

V.    Security Deposit:             As set forth in Article 21.

W.    Broker:                       The Pinnacle Group
                                    Mark A. Vickery
                                    Mark A. Vickery Interests, Inc.
                                    120 Austin Highway, Suite 106
                                    San Antonio, Texas 78209

X.    Landlord's Address for
      Notice:                     Prentiss Properties Acquisition Partners, L.P.
                                  3890 West Northwest Highway, Suite 400

                                  Dallas, Texas 75220
                                  Attention:  Michael V. Prentiss

            with copies to:       Prentiss Properties Acquisition Partners, L.P.
                                  3860 West Northwest Highway, Suite 400
                                  Dallas, Texas 75220
                                  Attention:  Dennis J. DuBois

Y     Landlord's Address for
      Payment:                    Prentiss Properties Acquisition Partners, L.P.
                                  3890 West Northwest Highway, Suite 400
                                  Dallas, Texas 75220

Z.    Tenant's Address for
      Notice:                     1601 S. MoPac Expressway
                                  Suite 400
                                  Austin, Texas 78746
                                  Attention: President

            With copies to        Billing Concepts, Corporation
                                  7411 John Smith, Suite 200
                                  San Antonio, Texas 78229-4898
                                  Attention: Manny Fernandez, Facility Manager

AA.   Business Hours:             7 a.m. to 7 p.m.--Monday through Friday
                                  9 a.m. to 3 p.m.--Saturday

                                    ARTICLE 2

                          PREMISES AND QUIET ENJOYMENT

      Section 2.01. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents and leases the Premises from Landlord, for the Term. During the Term, Tenant shall have the right to use, in common with others and in accordance with the Rules and Regulations, the Common Areas.

      Section 2.02. Provided that Tenant fully and timely performs all the terms of this Lease on Tenant's part to be performed, including payment by Tenant of all Rent, Tenant shall have, hold and enjoy the Premises during the Term without hindrance or disturbance from or by Landlord; subject, however, to all of the terms, conditions and provisions of any and all ground leases, deeds to secure debt, mortgages, governmental laws, easements, protective covenants, and other encumbrances now or hereafter affecting the Premises, or the Project.

                                    ARTICLE 3

                            TERM; COMMENCEMENT DATE;
                       DELIVERY AND ACCEPTANCE OF PREMISES

      Section 3.01. The Commencement Date for the Primary Premises shall be one hundred twenty (120) days following the delivery of the Premises in Tenant Finish Ready Condition as set forth on Attachment 2 to Exhibit "C, provided that the Commencement Date shall not occur until Landlord has substantially completed the Project, and completed the Premises in Base Premises Condition (collectively called "Landlord's Construction"). Landlord shall deliver the Premises to Tenant in Tenant Finish Ready Condition for construction of the Leasehold Improvements sixty (60) days prior to the estimated date Landlord will substantially complete the Premises in Base Premises Condition (defined in Exhibit C). The Commencement Date for the Secondary Premises shall be the first anniversary of the Commencement Date (the "Secondary Premises Commencement Date").

      Section 3.02. Landlord shall cause the Building Commencement Date to occur as soon as possible in the exercise of Landlord's reasonable business judgement, but not later than forty-five (45) days following the date this Lease is signed by Landlord and Tenant. If Landlord shall fail to commence construction of the Building within such 45 day period, Tenant shall so notify Landlord and Landlord shall immediately commence construction. If following such notice, Landlord shall fail to commence construction, Tenant may terminate this Lease. Landlord shall substantially complete Landlord's Construction no later than the Substantial Completion Date. Landlord's Construction shall be deemed "substantially complete" when all of the following conditions have been met: (i) the Premises have been completed in Base Premises Condition (defined in Exhibit
C), and (ii) Landlord has substantially completed the Project in substantial accordance with the Building Plans (defined in Exhibit C) and has received final or temporary certificates of occupancy so that Tenant has the right to use the Common Areas of the Building, the Parking Facilities, and the Common Areas of the Project. In the event Landlord fails to substantially complete Landlord's Construction on or before the Substantial Completion Date, the Tenant shall so notify the Landlord and the Landlord shall substantially complete Landlord's Construction same as soon as possible. The failure to substantially complete Landlord's

Construction within thirty (30) days following the Substantial Completion Date shall be a Base Condition Default and shall entitle the Tenant to the following rights:


      (a) If such Base Condition Default is not cured on or before thirty days following the Substantial Completion Date, but is cured no later than ninety
(90) days following the Substantial Completion Date, then the Commencement Date shall be delayed until the date Landlord substantially completes Landlord's Construction, and the commencement of the payment of Base Rent and Additional Rent shall be delayed until such date, and for each day of delay after such 30 day period following the Substantial Completion Date until the date the Base Condition Default is cured, the Tenant shall be entitled to a credit of one additional day of Base Rent and Additional Rent.

      (b) If such Base Condition Default is not cured on or before ninety (90) days following the Substantial Completion Date the Tenant may, at its option, elect to either (i) if Landlord reasonably determines that Landlord's Construction will be substantially complete within 30 days following the end of such 90 day period, continue the remedy set forth in 3.02 (a) above where the Commencement Date and the commencement of the payment of Base Rent and Additional Rent shall be delayed, and for each day of delay after such 30 day period following the Substantial Completion Date until the date the Base Condition Default is cured, the Tenant shall be entitled to a credit of one additional day of Base Rent and Additional Rent; or (ii) cancel this Lease upon written notice to the Landlord within 30 days following the end of such 90 day period.

      Section 3.03. The Net Rentable Area of the Premises and the Building are approximately as stated in Sections 1.01, I and J, respectively. By written instrument substantially in the form of Exhibit D attached hereto, Landlord shall notify Tenant of the Substantial Completion Date, Commencement Date, the Net Rentable Area of the Premises and all other matters stated therein. The Commencement Notice shall be conclusive and binding on Tenant as to all matters set forth therein, unless within five (5) days following delivery of such Commencement Notice, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant's objections. The foregoing notwithstanding, Landlord's failure to deliver any Commencement Notice to Tenant shall not affect Landlord's determination of the Commencement Date.

      Section 3.04. Tenant may not enter or occupy the Premises prior to the date Landlord delivers the Premises in Tenant Finish Ready Condition without Landlord's express written consent and any entry by Tenant shall be subject to all of the terms of this Lease; provided however, that no such early entry shall change the Commencement Date or the Expiration Date. It is the intent of the parties that Tenant shall have reasonable access to the Premises prior to the date Landlord delivers the Premises in Tenant Finish Ready Condition, so long as such access does not interfere with the actions of Landlord.

      Section 3.05. Except as set forth in a "punch list" or other document identifying exceptions presented to Landlord within thirty (30) days of occupancy, occupancy of the Premises or any portion thereof by Tenant or anyone claiming through or under Tenant for the conduct of Tenant's, or such other person's business therein shall be conclusive evidence that Tenant and all parties claiming through or under Tenant (a) have accepted the Premises as suitable for the purposes for which the Premises are leased hereunder, (b) have accepted the Common Areas as being in a good and satisfactory condition and (c) have waived any defects in the Premises and the Project. Landlord shall have no liability, except for gross negligence or willful misconduct, to Tenant or any of Tenant's agents, employees, licensees, servants or invitees for any injury or damage to any person or property due to the condition or design of, or any defect in, the Premises or the Project, including any electrical, plumbing or mechanical systems and equipment of the Premises or the Project and the condition of or any defect in the Land; and Tenant, for itself and its agents, employees, licensees, servants and invitees, expressly assumes all risks of injury or damage to person or property, either proximate or remote, resulting from the condition of the Premises or the Project.

                                    ARTICLE 4

                                      RENT

      Section 4.01. Tenant shall pay to Landlord, without notice, demand, offset or deduction, in lawful money of the United States of America, at Landlord's Address for Payment, or at such other place as Landlord shall designate in writing from time to time: (a) the Base Rent in equal monthly installments, in advance, on the first day of each calendar month during the Term, and (b) the Additional Rent, at the respective times required hereunder. The first monthly installment of Base Rent and Tenant's Operating Costs Payment payable under
Article 5 hereof shall be paid in advance on the date of Tenant's execution of this Lease and applied to the first installments of Base Rent and Tenant's Operating Costs Payment coming due under this Lease. Landlord shall place such first monthly installment in a federally insured, interest bearing account to be held until the Commencement Date whereupon the accrued interest on such first monthly installment shall be paid to Tenant and the first monthly installment shall be applied to Base Rent and Tenant's Operating Costs Payment as set forth above. Payment of Rent shall begin on the Commencement Date; provided, however, that, if either the Commencement Date or the Expiration Date falls on a date other than the first day of a calendar month, the Rent due for such fractional month shall be prorated on a per diem basis between Landlord and Tenant so as to charge Tenant only for the portion of such fractional month falling within the Term.

      Section 4.02. All past due installments of Rent shall bear interest until paid at a rate per annum (the "Interest Rate") equal to the greater of fifteen percent (15%) or four percent (4%) above the prime rate of interest from time to time publicly announced by Bank One, Texas, N.A., or any successor thereof; not to exceed the maximum rate permitted under federal law or under the laws of the State of Texas, the rate of interest on such past due installments of Rent shall be the maximum rate of interest then permitted by applicable law.

                                    ARTICLE 5

                                 OPERATING COSTS

      Section 5.01. Tenant shall pay to Landlord, as Additional Rent, for each year or fractional year during the Term an amount ("Tenant's Operating Costs Payment") of money equal to Tenant's Share of Operating Costs, as hereinafter defined, for such year, such amount to be calculated and paid as follows:

            (a) On the first day of January of each year during the Term (or, with respect to the year in which the Commencement Date occurs, the amount shown in Section 1.01 S. above), or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement ("Landlord's Operating Costs Estimate") setting forth Landlord's reasonable estimate of Operating Costs for the forthcoming year (or the fractional year in which the Commencement Date occurs, as the case may be). On the first day of each calendar month during such year, Tenant shall pay to Landlord one-twelfth of Tenant's Operating Costs Payment as estimated on Landlord's Operating Costs Estimate. If for any reason Landlord has not provided Tenant with Landlord's Operating Costs Estimate on the first day of January of any year during the Term (or by the Commencement Date, as the case may be), then, (i) until the first day of the calendar month following the month in which Tenant is given Landlord's Estimate of Operating Costs, Tenant shall continue to pay to Landlord on the first day of each calendar month the monthly sum, if any, payable by Tenant under this Section 5.01 for the month of December of the preceding year, and (ii) promptly after Landlord's Operating Costs Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Costs Payments previously made for such year were greater or less than the installments of Tenant's Operating Costs Payments to be made for such year in accordance with Landlord's Operating Costs Estimate, and (A) if there shall be a deficiency, Tenant shall pay the amount thereof to Landlord within seven (7) days after the giving of Landlord's Operating Costs Estimate, or (B) if there shall have been an overpayment, Landlord shall apply such overpayment as a credit against the next accruing installment(s) of Additional Rent due from Tenant under this Section 5.01 until fully credited to Tenant, and (C) on the first day of the first calendar month following the month in which Tenant is given Landlord's Estimate of Operating Costs and on the first day of each calendar month thereafter during the Term throughout the remainder of such year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant's Operating Costs Payment. The foregoing notwithstanding, Landlord shall have the right from time to time during any year to notify Tenant in writing of any change in Landlord's Operating Costs Estimate, in which event such Tenant's Operating Costs Payment, as previously estimated, shall be adjusted to reflect the amount shown in such notice and shall be effective, and due from Tenant, on the first day of each month during the year for which notice is given commencing the second month following Landlord's giving of such notice.

            (b) On the first day of March of each year during the Term (beginning on the first day of March of the year following the year in which the Commencement Date occurs), or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the actual Operating Costs for the preceding year. Within thirty (30) days after Landlord's delivery of such statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Tenants' Operating Costs Payment for such preceding year as shown on such Landlord's statement, exceeds the aggregate of the monthly installments of Tenant's Operating Costs Payments paid during such preceding year. If Tenant's Operating Costs Payment, as shown on such Landlord's statement, is less than the aggregate of the monthly installments of Tenant's Operating Costs Payment actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing installment(s) of Additional Rent due from Tenant under this Section 5.01 until fully credited to Tenant.

            (c) If the Commencement Date occurs on a date other than the first day of January, or if the Term ends on a date other than the last day of December, the actual Operating Costs for the year in which the Commencement Date or the Expiration Date occurs, as the case may be, shall be prorated so that Tenant shall pay that portion of Tenant's Share of Operating Costs for such year represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year). The provisions of this
Section 5.01 shall survive the Expiration Date or any sooner termination provided for in this Lease.

      Section 5.02. For purposes of this Lease, the term "Operating Costs" shall mean any and all expenses, costs and disbursements of every kind which Landlord pays, incurs or becomes obligated to pay in connection with the operation, management, repair and maintenance of all portions of the Project. All Operating Costs shall be determined according to generally accepted accounting principles which shall be consistently applied. Operating Costs include, but are not limited to, the following:

      (a) The portion of wages, salaries, and fees (including, but not limited to, all reasonable educational, travel and professional fees) of all personnel or entities (exclusive of Landlord's executive personnel) allocable to the Project for any personnel engaged in the operation, repair, maintenance, or security of the Project, including taxes, insurance, and benefits relating thereto and the costs of all supplies and materials (including work clothes and uniforms) used in the operation, repair, and maintenance or security of the Project.

      (b) Cost of performance by Landlord's personnel of, or of all service agreements for, maintenance, janitorial services, access control, alarm service, window cleaning, elevator maintenance and landscaping for the Project. The foregoing project shall include rental of personal property used by Landlord's personnel in the maintenance and repair of the Project.

      (c) All utilities for the Project, including water, sewer, power, electricity, gas, fuel, lighting and all other utilities; and all air-conditioning, heating and ventilating costs for the Project.

      (d) Cost of all insurance, including casualty and liability insurance applicable to the Project and to Landlord's equipment, fixtures and personal property used in connection therewith, business interruption or rent insurance against such perils as are commonly insured against by prudent landlords, such other insurance as may be required by any lessor or mortgagee of Landlord and such other insurance which Landlord considers reasonably necessary in the operation of the Project, together with all appraisal and consultants' fees in connection with such insurance.

      (e) All Taxes. For purposes hereof, the term "Taxes" shall mean (i) all taxes, assessments, and other governmental charges, applicable to or assessed against the Project or any portion thereof, or applicable to or assessed against Landlord's personal property used in connection therewith, whether federal, state, county, or municipal and whether assessed by taxing districts or authorities presently taxing the Project or the operation thereof or by other taxing authorities subsequently created, or otherwise, and any other taxes and assessments attributable to or assessed against all or any part of the Project or its operation, and (ii) any reasonable expenses, including fees and disbursements of attorneys, tax consultants, arbitrators, appraisers, experts and other witnesses, incurred by Landlord in contesting any taxes or the assessed valuation of all or any part of the Project. If at any time during the Term there shall be levied, assessed, or imposed on Landlord or all or any part of the Project by any governmental entity any general or special ad valorem or other charge or tax directly upon rents received under leases, or if any fee, tax, assessment, or other charge is imposed which is measured by or based, in whole or in part, upon such rents, or if any charge or tax is made based directly or indirectly upon the transactions represented by leases or the occupancy or use of the Project or any portion thereof, such taxes, fees, assessments or other charges shall be deemed to be Taxes; provided, however, that any (i) franchise, corporation, income or net profits tax, unless substituted for real estate taxes or imposed as additional charges in connection with the ownership of the Project, which may be assessed against Landlord or the Project or both, (ii) transfer taxes assessed against Landlord or the Project or both, (iii) penalties or interest on any late payments of Landlord, and (iv) personal property taxes of Tenant or other tenants in the Project shall be excluded from Taxes. If any or all of the Taxes paid hereunder are by law permitted to be paid in installments, notwithstanding how Landlord pays the same, then, for purposes of calculating Operating Costs, such Taxes shall be deemed to have been divided and paid in the maximum number of installments permitted by law, and there shall be included in Operating Costs for each year only such installments as are required by law to be paid within such year, together with interest thereon and on future such installments as provided by law.

      (f) Legal and accounting costs incurred by Landlord or paid by Landlord to third parties (exclusive of legal fees with respect to disputes with individual tenants, negotiations of tenant leases, or with respect to the ownership rather than the operation of the Project), appraisal fees, consulting fees, all other professional fees and disbursements and all association dues.

      (g) Cost of non-capitalized repairs and general maintenance of the Project (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant, other tenants of the Project or other third parties).

      (h) Amortization of the cost of improvements or equipment which are capital in nature and which (i) are for the purpose of reducing Operating Costs of the Project, up to the amount saved as a result of the installation thereof, as reasonably estimated by Landlord, or (ii) enhance the Project for the general benefit of tenants or occupants thereof, or (iii) are required by any governmental authority, other than year 2000 compliance, and requirements necessary to comply with applicable law in effect at the execution date of this Lease, including without limitation the Americans with Disabilities Act of 1990, or (iv) replace any building equipment needed to operate the Project at the same quality levels as prior to the replacement. All such costs, including interest, shall be amortized on a straight-line basis over the useful life of the capital investment items, as reasonably determined by Landlord, but in no event beyond the reasonable useful life of the Project as a first class office project.

      (i) The portion of Project management office rent or rental value allocable to the Project.

      (j) A management fee (whether or not Landlord engages a manager for the Project) and all items reimbursable to the Project manager, if any, pursuant to any management contract for the Project. Landlord currently pays a management fee equal to three percent (3%) of the gross receipts from the Project and all items reimbursable to the Project manager pursuant to its management contract Landlord agrees that any future increase in the management fee payable by Landlord shall not exceed management fees customarily paid at the time by other landlords of first class office buildings in the Austin suburban area.

      (k) Amounts payable pursuant to the protective covenants, if any, as amended from time to time.

            "Operating Costs" shall not include (i) specific costs for any capital repairs, replacements or improvements, except as provided above; (ii) expenses for which Landlord is reimbursed or indemnified (either by an insurer, condemnor, tenant, warrantor or otherwise); (iii) expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses and expenses of renovating space for tenants); (iv) payments for rented equipment, the cost of which would constitute a capital expenditure not permitted pursuant to the foregoing if the equipment were purchased; (v) interest or amortization payments on any mortgages; (vi) net basic rents under ground leases; (vii) costs representing an amount paid to an affiliate of Landlord which is in excess of the amount which would have been paid in the absence of such relationship;
(viii) wages, salaries or other compensation paid for clerks or attendants in concessions or news stands operated in the Project; (ix) the cost of installing, maintaining and operating any specialty service such as an observatory, broadcasting facility, luncheon club or an athletic or recreational club (except for showers and locker areas); or (x) costs specially billed to or billable to any specific tenants. There shall be no duplication of costs or reimbursement.

            Landlord agrees to use commercially reasonable efforts to maintain the Operating Costs, the Taxes and the Landlord's insurance at the lowest possible level, using commercially reasonable efforts to reduce or eliminate Operating Costs, reduce Taxes and reduce insurance costs, and under all circumstances to maintain the Operating Costs, the Taxes and the insurance at no more than the substantially equivalent costs for other first class buildings in suburban Austin, Travis County, Texas. Notwithstanding anything contained in this Section 5.02 to the contrary or elsewhere in the Lease, for purposes of calculating Tenant's Operating Costs Payment for the period beginning on January 1, 2001, and for each year thereafter during the Term of this Lease, the components of Operating Costs set forth in Sections 5.02 (a), (b) (excluding janitorial services), (f), (g), (h), (i), and (j) (collectively the "Controllable Operating Costs") shall not be annually increased by more than six percent (6%) per annum over the actual 2000 "grossed up" Controllable Operating Costs. For purposes of this paragraph, the cap on the Controllable Operating Costs for years 2002 and thereafter shall be determined on a compounded and cumulative basis from 2001.

      Section 5.03. If the Building is not 95% occupied (meaning ninety-five percent (95%) of the Net Rentable Area of the Building) during any full or fractional year of the Term, the actual Operating Costs shall be adjusted for such year to an amount which Landlord estimates would have been incurred in Landlord's reasonable judgment had the Building been 95% occupied.

      Section 5.04. If during the Term any change occurs in either the number of square feet of the Net Rentable Area of the Premises or of the Net Rentable Area of the Building, Tenant's Share of Operating Costs shall be adjusted, effective as of the date of any such change. On and after the date of any such change, Tenant's Operating Costs Payment pursuant to Section 5.01 shall be adjusted effective as of the date of such change.

      Section 5.05. Tenant shall have the right to inspect Landlord's records relating to Operating Costs for one year after Tenant's receipt of the statement of actual Operating Costs (the "Operating Cost Audit"). Tenant may elect to contract with a qualified lease audit firm or certified public accountant to perform the Operating Cost Audit. If the Operating Cost Audit reveals an overstatement of Tenant's pro-rata share of Operating Costs by more than ten percent (10%) as substantiated, at Landlord's option and expense, by an independent certified public accountant, then, in addition to a credit for the amount of the Operating Cost overstatement, Tenant shall receive a credit for Tenant's reasonable actual out-of-pocket costs of the Operating Cost Audit.

                                    ARTICLE 6

                                     PARKING

      Section 6.01. Landlord hereby grants to Tenant a license to use in common with other tenants and with the public, parking spaces in the Parking Facilities. Each such Tenant shall be entitled to the number of parking spaces in the Parking Facilities as set forth in Section 1.01. The number of Parking Permits to be issued to Tenant and the initial monthly Permit Fee for each Parking Permit is set forth in Section 1.01. Landlord shall not be obligated to provide Tenant with any additional Parking Permits. If an employee, licensee or invitee of Tenant fails to observe the Rules and Regulations with respect to the Parking Facilities, then Landlord, at its option, shall have the right following two (3) Business Days notice and opportunity to cure to terminate the Tenant Parking Permit for such employee, without legal process, and following reasonable prior written notice to remove the offending employee, licensee or invitee from the Parking Facilities.

                                    ARTICLE 7

                              SERVICES OF LANDLORD

      Section 7.01. A. During the Term, Landlord shall furnish Tenant with the following services: (a) hot and cold water in Building Standard bathrooms and chilled water in Building Standard drinking fountains; (b) electrical power sufficient for lighting the Premises and for the operation therein of typewriters, voicewriters, calculating machines, word processing equipment, photographic reproduction equipment, copying machines, personal computers, facsimile machines, and similar items of business equipment which consume, in the aggregate, less than six (6) watts per square foot of Net Rentable Area of the Premises and require a voltage of 120 volts single phase or less, (c) heating, ventilating or air-conditioning, as appropriate, during Business Hours. Landlord shall cause the HVAC for the Premises to be built in substantial accordance with the design criteria for HVAC set forth in Attachment 3 to Exhibit C; (d) electric lighting for the Common Areas of the Project; (e) passenger elevator service, in common with others, for access to and from the Premises twenty-four (24) hours per day, seven (7) day per week; provided, however, that Landlord shall have the right to limit the number of (but not cease to operate all) elevators to be operated for repairs and after Business Hours and on Saturdays, Sundays and Holidays; (f) janitorial cleaning services in accordance with Rider No. 3 attached hereto; (g) facilities for Tenant's loading, unloading, delivery and pick-up activities, including access thereto during Business Hours, subject to the Rules and Regulations; (h) on site security in accordance with other first class office buildings in surbuban Travis County, Texas; and (i) replacement, as necessary, of all Building Standard lamps and ballasts in Building Standard light fixtures within the Premises. All services referred to in this Section 7.01A shall be provided by Landlord and paid for by Tenant as part of Rent.

      B. If Tenant requires air-conditioning, heating or other services, including cleaning services, for hours or days in addition to the hours and days specified in Section 7.01A, Landlord shall provide such additional service after reasonable prior written request therefor from Tenant, and Tenant shall reimburse Landlord for the cost of such additional service. Landlord shall have no obligation to provide any additional service to Tenant at any time Tenant is in default under this Lease unless Tenant pays to Landlord, in advance, the cost of such additional service. Tenant shall have the right to provide security services for its employees.

      C. Tenant shall not install any machinery or equipment, which generates abnormal heat or otherwise creates unusual demands on the air-conditioning or heating system serving the Premises. Tenant shall not install any electrical equipment requiring special wiring unless approved in advance by Landlord. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Nothing herein shall prevent Tenant from installing a computer room and systems, which Landlord acknowledges will generate additional heat. The Premises design by Tenant will address the computer room requirements specifically.

      D. If Tenant's requirements for or consumption of electricity exceed the capacities specified in Section 7.01A(b) hereof; Landlord shall, at Tenant's sole cost and expense, bill Tenant periodically for such additional service. The degree of such additional consumption by Tenant shall be determined at Landlord's election, by either or both (a) a survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant, and (b) a separate meter in the Premises to be installed, maintained, and read by Landlord, all at Tenant's sole cost and expense.

      Section 7.02. Landlord's obligation to furnish electrical and other utility services shall be subject to the rules and regulations of the supplier of such electricity of other utility services and the rules and regulations of any municipal or other governmental authority regulating the business of providing electricity and other utility services.

      Section 7.03. No failure to furnish, or any stoppage of, the services referred to in this Article 7 resulting from any cause other than the gross negligence or willful misconduct of Landlord, shall make Landlord liable in any respect for damages to any person, property or business, or be construed as an eviction of Tenant, or entitle Tenant to any abatement of Rent or other relief from any of Tenant's obligations under this Lease. Should any malfunction of any systems or facilities occur within the Project or should maintenance or alterations of such systems or facilities become necessary, Landlord shall repair the same promptly and with reasonable diligence, and Tenant shall have no claim for rebate, abatement of Rent, or damages because of malfunctions or any such interruptions in service.

                                    ARTICLE 8

                            ASSIGNMENT AND SUBLETTING

      Section 8.01. Neither Tenant nor its legal representatives or successors in interest shall, by operation of law or otherwise, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any part hereof, or the interest of Tenant under this Lease, or in any sublease or the rent thereunder without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Premises or any part thereof shall not be sublet, occupied or used for any purpose by anyone other than Tenant, without Tenant's obtaining in each instance the prior written consent of Landlord in the manner hereinafter provided. Tenant shall not modify, extend, or amend a sublease previously consented to by Landlord without obtaining Landlord's prior written consent thereto.

      Section 8.02. An assignment of this Lease shall be deemed to have occurred
(a) if in a single transaction or in a series of transactions more than 50% in interest in Tenant, any guarantor of this Lease, or any subtenant (whether stock, partnership, interest or otherwise) is transferred, diluted, reduced, or otherwise affected with the result that the present holder or owners of Tenant, such guarantor, or such subtenant have less than a 50% interest in Tenant, such guarantor or such subtenant, or (b) if Tenant's obligations under this Lease are taken over or assumed in consideration of Tenant leasing space in another office building. The transfer of the outstanding capital stock of any corporate Tenant, guarantor or subtenant through the "over-the-counter" market or any recognized national securities exchange (other than by persons owning 5% or more of the voting calculation of such 50% interest of clause 8.02(a) above) shall not be included in the calculation of such 50% interest in clause (a) above.

      Section 8.03. Notwithstanding anything to the contrary in Section 8.01, Tenant shall have the right, upon ten (10) days' prior written notice to Landlord, to (a) sublet all or part of the Premises to any corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; or (b) assign this Lease to a successor corporation into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property; provided that (i) such successor corporation assumes substantially all of the obligations and liabilities of Tenant and shall have assets, capitalization and net worth at least equal to the assets, capitalization and net worth of Tenant as of the date of this Lease as determined by generally accepted accounting principles, and (ii) Tenant shall provide in its notice to Landlord the information required in Section 8.04. For the purpose hereof "control" shall mean ownership of not less than 50% of all the voting stock or legal and equitable interest in such corporation or entity.

      Section 8.04. If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), which requires the consent of Landlord, Tenant shall give Landlord written notice no later than twenty (20) days in advance of the proposed effective date of any other proposed assignment or sublease, specifying (a) the name, current address, and business of the proposed assignee or sublessee, (b) the amount and location of the space within the Premises proposed to be so subleased, (c) the proposed effective date and duration of the assignment or subletting, (d) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee, and (e) financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease. For assignments and sublettings other than those permitted by Section 8.03, Landlord shall have twenty (20) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that

Landlord elects to permit Tenant to assign or sublet such space or reject such assignment or sublease and the reasonable grounds therefore. If the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then fifty percent (50%) of such excess rent and other consideration shall be considered Additional Rent owed by Tenant to Landlord (less brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting). Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any permitted assignment or subletting. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require any assignee to assume performance of all terms of this Lease to be performed by Tenant or any subtenant to comply with all the terms of this Lease to be performed by Tenant. No acceptance by Landlord of any Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

      Section 8.05. Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Article 8 shall be void and shall constitute a material breach of this Lease. In no event, shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. If Landlord takes possession of the Premises before the expiration of the Term of this Lease, Landlord shall have the right, at its option, to terminate all subleases, or to take over any sublease of the Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Tenant and any repair or obligation in excess of available net insurance proceeds or condemnation award.

      Section 8.06. The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Land or the Building. In the event of any transfer, assignment or other conveyance or transfers of any such title or interest, Landlord herein named, and in case of any subsequent transfers, the then grantor shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title or interest shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Project. Landlord may transfer its interest in the Project without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms of this Lease.

                                    ARTICLE 9

                                     REPAIRS

      Section 9.01. Except for ordinary wear and tear and except as otherwise provided in Section 9.02, Landlord shall perform all maintenance and make all repairs and replacements to the Premises (including the Leasehold Improvements). Tenant shall pay to Landlord the actual cost (including a fee equal to fifteen percent (15%) of actual costs to cover a fee for Landlord's agent or manager) for (a) all maintenance, repairs and replacements within the Premises (including the Leasehold Improvements), other than maintenance, repairs and replacements to any Building system or component within the Building core serving the tenants in the Building ("Central Systems") located within the Premises; or (b) all repairs and replacements necessitated by damage to the Project (including the Building structure and the Central Systems) caused by the negligence or willful misconduct of Tenant or its agents, contractors, invitees and licensees. Amounts payable by Tenant pursuant to this Section 9.01 shall be payable on demand after receipt of an invoice therefor from Landlord. Landlord has no obligation and has made no promise to maintain, alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, except as specifically set forth in this Lease. In no event shall Landlord have any obligation to maintain, repair or replace any furniture, furnishings, fixtures or personal property of Tenant.

      Section 9.02. Tenant shall keep the Premises in good order and in a safe, neat and clean condition. No representations respecting the condition of the Premises or the Building or the other portions of the Project have been made by Landlord to Tenant except as specifically set forth in this Lease. Except as provided in Section 10.01 or specifically consented to by Landlord, Tenant shall not perform any maintenance or repair work or make any replacement in or to the Premises (including the Leasehold Improvements), and any branch of a Central System serving the Premises ("Branch System"), but rather shall promptly notify Landlord of the need for such maintenance, repair or replacement so that Landlord may proceed to perform the same. In the event Landlord specifically consents to the performance of any maintenance or the making of any repairs or replacements by Tenant and Tenant fails to promptly commence and diligently pursue the performance of such maintenance or the making of such repairs or replacements, then Landlord, at its option, may perform such maintenance or make such repairs and Tenant shall reimburse Landlord, on demand after Tenant receives an invoice therefor, the cost thereof plus fifteen percent (15%) of the actual costs to cover a fee for Landlord's agent or manager.

      Section 9.03. All repairs made by Tenant pursuant to Section 9.02 shall be performed in a good and workmanlike manner by contractors or other repair personnel selected by Tenant and approved by Landlord; provided, however, that neither Tenant nor its contractors or repair personnel shall be permitted to do any work affecting the Central Systems of the Building.

      Section 9.04. Subject to the other provisions of this Lease imposing obligations regarding repair upon Tenant, Landlord shall repair all machinery and equipment necessary to provide the services of Landlord described in Article 7 and for repair of all portions of the Project which do not comprise a part of the Premises and are not leased to others.

                                   ARTICLE 10

                                   ALTERATIONS

      Section 10.01. Tenant shall have the right to install an uninterrupted power source, satellite and dish antennae and other such improvements, provided that such satellite and dish antennae do not affect the appearance of the Building and, if mounted on the roof, do not extend above the parapet wall. Tenant shall prepare the plans and specifications for such alterations and each shall be subject to the approval of Landlord, which shall not be unreasonably withheld or delayed. Tenant shall have the right to make non-structural improvements and alterations as long as such alterations do not impact any branch of a Central System or affect the appearance of the Building. A completed set of plans and specifications of any such alterations shall be provided to Landlord upon completion and Tenant shall remove any such improvements upon the end of the Term, if so requested by Landlord. Tenant shall not at any time during the Term make any other alterations to the Premises without first obtaining Landlord's written consent thereto, which consent Landlord shall not unreasonably withhold or delay but which consent may be conditioned upon Tenant's agreement to remove the alterations at the end of the Term. Should Tenant desire to make any alterations to the Premises, Tenant shall submit all plans and specifications for such proposed alterations to Landlord for Landlord's review and approval before Tenant allows any such work to commence. Tenant shall select and use only contractors approved by Landlord, which approval shall not be unreasonably withheld or delayed. Upon Tenant's receipt of written approval from Landlord and upon Tenant's payment of any third party review costs reasonably incurred by Landlord, Tenant shall have the right to proceed with the construction of all approved alterations, in compliance with the approved plans and specifications. All alterations shall be made at Tenant's sole cost and expense, by Tenant's contractors. Tenant shall pay a fee equal to 10% of the cost of such alterations to Landlord for Landlord's agent or manager supervising and coordinating such work. Provided, however, such 10% fee shall not be applied to the cost of Tenant's trade fixtures installed as part of such alterations, or for alterations performed by Tenant or its contractors with a value of less than $25,000.00. In no event, however, shall anyone other than Landlord or Landlord's employees or representatives perform work to be done which affects the Central Systems of the Building.

      Section 10.02. All construction, alterations and repair work done by or for Tenant shall (a) be performed in such a manner as to maintain harmonious labor relations; (b) not adversely affect the safety of the Project, the Building or the Premises or the systems thereof and not affect the Central Systems of the Building; (c) comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance requirements; (d) not result in any usage in excess of Building Standard of water, electricity, gas, or other utilities or of heating, ventilating or air-conditioning (either during or after such work); (e) be completed promptly and in a good and workmanlike manner and in compliance with, and subject to, all of the provisions of the Lease; and (f) not disturb Landlord or other tenants in the Building. After completion of any alterations to the Premises, Tenant will deliver to Landlord a copy of reproducible "as built" plans and specifications depicting and describing such alterations.

      Section 10.03. All leasehold improvements, alterations and other physical additions made to or installed by or for Tenant in the Premises shall be and remain Landlord's property (except for Tenant's furniture, personal property and movable trade fixtures). Tenant agrees to remove, at its sole cost and expense, all of Tenant's furniture, personal property and movable trade fixtures from the Premises, on or before the Expiration Date or any earlier date of termination of this Lease. Tenant shall repair, or promptly reimburse Landlord for the cost of repairing, all damage done to the Premises or the Building by such removal. If Tenant fails to remove any of Tenant's furniture, personal property or movable trade fixtures by the Expiration Date or any sooner date of termination of the Lease or, if Tenant fails to remove any leasehold improvements, alterations and other physical additions made by Tenant to the Premises which Landlord advised Tenant at the time of installation were to be removed at the end of the Term, Landlord shall have the right, on the fifth (5th) day after Landlord's delivery of written notice to Tenant, to deem such property abandoned by Tenant and to remove and store such items and on the thirtieth (30th) day following such notice, to sell, discard or otherwise deal with or dispose of such abandoned property in a commercially reasonable manner. Tenant shall be liable for all costs of such disposition of Tenant's abandoned property, and Landlord shall have no liability to Tenant in any respect regarding such property of Tenant. The provisions of this Section 10.03 shall survive the expiration or any earlier termination of this Lease.

                                   ARTICLE 11

                                      LIENS

      Section 11.01. Tenant shall keep the Project, the Building and the Premises and Landlord's interest therein from any liens arising from any work performed, materials furnished, or obligations incurred by, or on behalf of Tenant. Notice is hereby given that neither Landlord nor any mortgagee or lessor of Landlord shall be liable for any labor or materials furnished to Tenant, except as furnished to Tenant by Landlord pursuant to Exhibit C. If any lien is filed for such work or materials, such lien shall encumber only Tenant's interest in leasehold improvements on the Premises. Within thirty (30) days after Tenant learns of the filing of any such lien, Tenant shall either discharge and cancel such lien of record, or if Tenant disputes such lien, post a bond, or provide other security or evidence of ability to pay satisfactory to Landlord or sufficient under the laws of the State of Texas to cover the amount of the lien claim plus any penalties, interest, attorneys' fees, court costs, and other legal expenses in connection with such lien. If Tenant fails to so discharge or bond such lien within thirty (30) calendar days after written demand from Landlord, Landlord shall have the right, at Landlord's option, to pay the full amount of such lien without inquiry into the validity thereof, and Landlord shall be promptly reimbursed by Tenant, as Additional Rent, for all amounts so paid by Landlord, including expenses, interest, and attorneys' fees.

                                   ARTICLE 12

                          USE AND COMPLIANCE WITH LAWS

      Section 12.01. The Premises shall be used only for executive and administrative offices for the conduct of Tenant's business limited to the uses specifically set forth in Section 1.01U and for no other purposes whatsoever. Tenant shall use and maintain the Premises in a clean and lawful manner and shall not allow within the Premises, any offensive noise, odor, conduct or private or public nuisance or permit Tenant's employees, agents, licensees or invitees to create a public or private nuisance or act in a disorderly manner within the Building or in the Project. Landlord represents that any certificate of occupancy issued with respect to the Premises shall allow use for executive and administrative offices.

      Section 12.02. Tenant shall, at Tenant's sole expense, (a) comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over the Premises, (b) comply with any directive, order or citation made pursuant to law by any public officer requiring abatement of any nuisance or which imposes upon Landlord or Tenant any duty or obligation arising from Tenant's occupancy or use of the Premises or from conditions which have been created by or at the request or insistence of Tenant, or required by reason of a breach of any of Tenant's obligations hereunder or by or through other fault of Tenant, (c) comply with all insurance requirements applicable to the Premises and (d) indemnify and hold Landlord harmless from any loss, cost, claim or expense which Landlord incurs or suffers by reason of Tenant's failure to comply with its obligations under clauses (a),
(b) or (c) above. If Tenant receives notice of any such directive, order citation or of any violation of any law, order, ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice.

                                   ARTICLE 13

                              DEFAULT AND REMEDIES

      Section 13.01. The occurrence of any one or more of the following events shall constitute an Event of Default (herein so called) of Tenant under this
Lease: (a) if Tenant fails to pay any Rent hereunder as and when such Rent becomes due and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of past due Rent; (b) if Tenant fails to pay Rent on time more than twice in any period of twelve (12) months; (c) if Tenant dissolves its business, other than in connection with a merger or consolidation where a survivor entity assumes the obligations of Tenant; (d) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within ninety (90) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings; (e) if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; (f) if a receiver, custodian, or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within ninety (90) days following the date of such appointment; or (g) if Tenant fails to perform or observe any other terms of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.

      Section 13.02. Upon the occurrence of any Event of Default, Landlord shall have the right, at Landlord's option, to elect to do any one or more of the following without further notice or demand to Tenant:

            (a) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and, if Tenant fails to so surrender, Landlord shall have the right to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor; and Tenant shall, and hereby agrees to, indemnify Landlord for all loss and damage which Landlord suffers by reason of such termination, including damages in an amount equal to the total of (1) the costs of recovering the Premises and all other expenses incurred by Landlord in connection with Tenant's default; (2) the unpaid Rent earned as of the date of termination, plus interest at the Interest Rate; (3) the total Rent which Landlord would have received under this Lease for the remainder of the Term, but discounted to the then present value at a rate of eight percent (8%) per annum, minus the fair market rental value for the balance of the Term, determined as of the time of such default, discounted to the then present value at a rate of eight percent (8%) per annum; and (4) all other sums of money and damages owing by Tenant to Landlord; or

            (b) enter upon and take possession of the Premises without terminating this Lease and without being liable to prosecution or any claim for damages therefor, and, if Landlord elects, relet the Premises on such terms as Landlord deems advisable, in which event Tenant shall pay to Landlord on demand the cost of repossession renovating ,repairing and altering the Premises for a new tenant or tenants and any deficiency between the Rent payable hereunder and the rent paid under such reletting; provided, however, that Tenant shall not be entitled to any excess payments received by Landlord from such reletting. Landlord's failure to relet the Premises shall not release or affect Tenant's liability for Rent or for damages; or

            (c) enter the Premises without terminating this Lease and without being liable for prosecution or any claim for damages therefor and maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses, which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto.

      Section 13.03. No agreement to accept a surrender of the Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be construed as an obligation upon Landlord to mitigate Landlord's damages under the Lease.

      Section 13.04. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord. Landlord's acceptance of Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to Tenant from Landlord.

      Section 13.05. The rights granted to Landlord in this Article 13 shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Landlord by reason of any Event of Default under this Lease.


                                   ARTICLE 14

                                    INSURANCE

      Section 14.01. A. Tenant, at its sole expense, shall obtain and keep in force during the Term the following insurance: (a) "All Risk" insurance insuring all property located in the Premises, including furniture, equipment, fittings, installations, fixtures, supplies and any other personal property ("Tenant's Property"), in an amount equal to the full replacement value; (b) Comprehensive general public liability insurance including personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, with a a severability of interests clause to cover Tenant's indemnities set forth herein, and products and completed operations liability, in limits not less than $1,000,000.00 inclusive per occurrence; (c) Worker's Compensation and Employer's Liability insurance, with a waiver of subrogation endorsement, in form and amount as required by applicable law; and
(d) In the event Tenant performs any repairs or alterations in the Premises, Builder's Risk insurance on an "All Risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises; and (e) Improvements and Betterments coverage.

      B. Tenant shall have the right to include the insurance required by
Section 14.01A under Tenant's policies of "blanket insurance." All certificates of insurance evidencing such coverage shall name Tenant as named insured thereunder and shall name Landlord and all mortgagees and lessors of Landlord of which Tenant has been notified, additional insureds, all as their respective interest may appear. All such certificates shall be issued by insurers acceptable to Landlord and in form satisfactory to Landlord. Tenant shall deliver to Landlord certificates by the Commencement Date and, with respect to renewals of such policies, not later than fifteen (15) days prior to the end of the expiring term of coverage. All policies of insurance shall be primary and non-contributing. All such policies and certificates shall contain an agreement by the insurers to notify Landlord and any mortgagee or lessor of Landlord in writing, by Registered U.S. mail, return receipt requested, not less than thirty
(30) days before any material change, reduction in coverage, cancellation, including cancellation for nonpayment of premium.

      Section 14.02. Landlord shall insure the Building against damage with casualty and comprehensive general public liability insurance, all in such amounts and with such deductible as Landlord reasonably deems appropriate. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided hereinabove, Landlord shall not be required to carry insurance of any kind on Tenant's Property, and Tenant hereby agrees that Tenant shall have no right to receive any proceeds from any insurance policies carried by Landlord.

      Section 14.03. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building, and Tenant shall comply with all requirements and regulations of Landlord's casualty and liability insurer. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

      Section 14.04. Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury or loss to the extent that such injury or loss is covered by fire, extended coverage, "All Risk" or similar policies covering real property or personal property (or which would have been covered if Tenant or Landlord, as the case may be, was carrying the insurance required by this Lease). Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease.

                                   ARTICLE 15

                          DAMAGE BY FIRE OR OTHER CAUSE

      Section 15.01. If the Building or any portion thereof is damaged or destroyed by any casualty to the extent that, in Landlord's reasonable judgment,
(a) repair of such damage or destruction would not be economically feasible, or
(b) the damage or destruction to the Building cannot be repaired within two hundred seventy (270) days after the date of such damage or destruction, or if proceeds from Landlord's insurance remaining after any required payment to any mortgagee or lessor Landlord are insufficient to repair such damage or destruction, Landlord shall have the right, at Landlord's option, to terminate this Lease by giving notice of such termination, within sixty (60) days after the date of such damage or destruction. If such damage or destruction shall occur in the final year of this Lease, Landlord shall have the right to terminate this Lease by giving written notice of such termination, within sixty
(60) days after the date of such damage or destruction.

      Section 15.02. If the Premises or any portion thereof is damaged or destroyed by any casualty and such damage materially impairs the operation of the business of Tenant, or if the Premises are so impaired that it is materially impairs the operation of the business of Tenant and if, in Landlord's reasonable opinion, the Premises cannot be rebuilt or made fit for Tenant's purposes within one hundred fifty (150) after the date of such damage or destruction, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving the other written notice, within sixty (60) days after such damage or destruction. If the Premises or any portion thereof is damaged or destroyed by any casualty and, in Landlord's reasonable judgement, the proceeds from Landlord's insurance remaining after any required payment to any mortgagee or lessor of Landlord are insufficient to repair such damage or destruction, Landlord shall have the right, at Landlord's option, to terminate this Lease by giving Tenant written notice of termination, within sixty (60) days after such damage or destruction.

      Section 15.03. In the event of partial destruction or damage to the Building or the Premises which is not subject to Section 15.01 or 15.02, but which renders the Premises partially but not wholly untenantable, this Lease shall not terminate and Rent shall be abated in proportion to the area of the Premises which, in Landlord's reasonable opinion, cannot be used or occupied by Tenant as a result of such casualty. Landlord shall in such event, within a reasonable time after the date of such destruction or damage, subject to tenant delay and to the extent and availability of insurance proceeds, restore the Premises to as near the same condition as existed prior to such partial damage or destruction. In no event shall Rent abate or shall any termination occur if damage to or destruction of the Premises is the result of the negligence or willful misconduct of Tenant, or Tenant's agents, employees, representatives, contractors or successors.

      Section 15.04. If the Building or the Premises or any portion greater than 20% thereof is destroyed by fire or other causes at any time during the last two years of the Term, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving written notice to the other within sixty (60) days after the date of such destruction.

      Section 15.05. Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises or the Building. If Landlord is required by this Lease or by any mortgagee or lessor of Landlord to repair, or if Landlord undertakes to repair, Landlord shall use reasonable efforts to have such repairs made promptly and in a manner which will not unnecessarily interfere with Tenant's occupancy.

      Section 15.06. In the event of termination of this Lease pursuant to Sections 15.01, 15.02, or 15.04, then all Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

                                   ARTICLE 16

                                  CONDEMNATION

      Section 16.01. In the event any portion of the Building, the Premises or the Project are taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as "condemnation"), which taking, in Landlord's judgment, is such that the Building or the Premises cannot be restored in an economically feasible manner for use substantially as originally designed, then either Landlord or Tenant shall have the right to terminate this Lease, by giving written notice of termination within sixty (60) days of notice of the proposed taking and Rent shall be apportioned as of the date of such termination.

      Section 16.02. In the event any portion of the Parking Facilities shall be taken by condemnation, which taking in Landlord's judgment is such that the Parking Facilities cannot be restored in an economically feasible manner for use substantially as originally designed, including in such consideration the possible use of additional parking facilities in the vicinity of the Building, then Landlord shall have the right, at Landlord's option, to terminate this Lease, effective as of the date specified by Landlord in a written notice of termination from Landlord to Tenant.

      Section 16.03. In the event that a portion of the Premises shall be taken by condemnation, and this Lease is not terminated pursuant to Section 16.01, then this Lease shall be terminated as of the date of such condemnation as to the portion of the Premises so taken, and this Lease shall remain in full force and effect as to the remainder of the Premises.

      Section 16.04. All compensation awarded or paid upon a condemnation of any portion of the Project shall belong to and be the property of Landlord without participation by Tenant. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of good will, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.

      Section 16.05. If any portion of the Project other than the Building or the Parking Facilities is taken by condemnation, or if the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation during the Term, this Lease shall be and remain unaffected by such condemnation, and Tenant shall continue to pay in full the Rent payable hereunder.

                                   ARTICLE 17

                                 INDEMNIFICATION

      Section 17.01. Tenant shall and hereby agrees to, indemnify and hold Landlord harmless from any damages in connection with loss of life, bodily or personal injury, or property damages arising from an occurrence in the Premises, when not solely the result of the gross negligence or willful misconduct of Landlord, its agents, employees, representatives, contractors, licensees and invitees. Tenant and its agents, employees, representatives, contractors, licensees and invitees, hereby waive all claims against Landlord for damage to any property or injury to, or death of, any person in, upon, or about the Project, including the Premises, arising at any time and from any cause other than solely by reason of the gross negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors. Without limiting the generality of the foregoing, Landlord shall not be liable for any injury or damage to persons or property resulting from the condition or design of, or any defect in the Building or its mechanical systems or equipment which may exist or occur or from any fire, explosion, falling plaster, steam, gas, electricity, water, rain, flood, snow, or leaks from any part of the Premises or from the pipes, appliances, plumbing works, roof, or subsurface of any floor or ceiling, or from the street or any other place, or by dampness or by any other similar cause unless the same is caused solely by the gross negligence or willful misconduct of Landlord, its agents, employees, representatives or contractors. Landlord shall not be liable for any such damage caused by other tenants or persons in the Building or by occupants of adjacent property thereto, or by the public, or caused by construction (unless caused solely by the gross negligence or willful misconduct of Landlord) or by any private, public or quasi-public work. The provisions of this Article 17 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination.

      Section 17.02. Landlord shall, and hereby agrees to, indemnify and hold Tenant harmless from any damages in connection with loss of life, bodily or personal injury or property damage arising from any occurrence in the Common Areas of the Project when not solely the result of the gross negligence or willful misconduct of Tenant, and its agents, employees, representatives, contractors, licensees, and invitees.

                                   ARTICLE 18

                    SUBORDINATION AND ESTOPPEL CERTIFICATES

      Section 18.01. This Lease and all rights of Tenant hereunder are subject and subordinate to all underlying leases now or hereafter in existence, and to any supplements, amendments, modifications, and extensions of such leases heretofore or hereafter made and to any deeds to secure debt, mortgages, or other security instruments which now or hereafter cover all or any portion of the Project or any interest of Landlord therein, and to any advances made on the security thereof, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such mortgages. This provision is declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Upon demand, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, and any mortgagee or lessor of Landlord shall reasonably require. Tenant shall not unreasonably withhold, delay, or defer its written consent reasonable modifications in this Lease which are a condition of any financing for the Project or any reciprocal easement agreement with facilities in the vicinity of the Building, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant's use and enjoyment of the Premises.

      Section 18.02. Notwithstanding the generality of the foregoing provisions of Section 18.01, any mortgagee or lessor of Landlord shall have the right at any time to subordinate any such mortgage or underlying lease to this Lease, or to any of the provisions hereof, on such terms and subject to such conditions as such mortgagee or lessor of Landlord may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such mortgage, or the sale of the Building under any such mortgage, or the termination of any underlying lease, Tenant shall, upon request of such mortgagee or any person or entities succeeding to the interest of such mortgagee or the purchaser at any foreclosure sale ("Successor Landlord"), automatically become the Tenant (or if the Premises has been validly subleased, the subtenant) of the Successor Landlord, without change in the terms or other provisions of this Lease (or, in the case of a permitted sublease, without change in this Lease or in the instrument setting forth the terms of such sublease); provided, however, that the Successor Landlord, if Tenant shall have had prior written notice of the mortgage of the Project, shall not be (i) bound by any payment made by Tenant of Rent or Additional Rent for more than one (1) month in advance, except for a Security Deposit previously paid to Landlord, (ii) bound by any termination, modification, amendment or surrender of the Lease done without the Successor Landlord's consent after Tenant has been notified of the Successor Landlord's interest in the Project, (iii) liable for any damages or subject to any offset or defense by Tenant to the payment of Rent by reason of any act or omission of any prior landlord (including Landlord), unless written notice thereof shall have been provided to Successor Landlord, or (iv) personally or corporately liable, in any event, beyond the limitations on landlord liability set forth in
Section 25.05 of this Lease. This agreement of Tenant to attorn to a Successor Landlord shall survive any such foreclosure sale, trustee's sale conveyance in lieu thereof or termination of any underlying lease. Tenant shall upon demand at any time, before or after any such foreclosure or termination execute, acknowledge, and deliver to the Successor Landlord any written instruments and certificates evidencing such attornment as such Successor Landlord may reasonably require.

      Section 18.03. Tenant shall, from time to time, within ten (10) days after request from Landlord, or from any mortgagee or lessor of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease, as the Lease may have been amended, is in full force and effect; that the Term has commenced and the full amount of the Rent then accruing hereunder; the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a Security Deposit; that no Rent under this Lease has been paid more than thirty
(30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease, or has been changed as set forth in the certificate; that Tenant has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be reasonably requested by Landlord or any mortgagee or lessor of Landlord. Any such certificate may be relied upon by Landlord, any Successor Landlord, or any mortgagee or lessor of Landlord. Landlord agrees periodically to furnish, when reasonably requested in writing by Tenant, certificates signed by Landlord containing information similar to the foregoing information.

      Section 18.04. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release of such obligations or a termination of this Lease unless (a) Tenant has given notice by registered or certified mail to any mortgagee or lessor of Landlord whose address shall have been furnished to Tenant, and (b) Tenant offers such mortgagee or lessor of Landlord a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

                                   ARTICLE 19

                            SURRENDER OF THE PREMISES

      Section 19.01. By no later than 11:59 p.m. of the Expiration Date or the date of earlier termination of this Lease, or upon any re-entry of the Premises by Landlord without terminating this Lease pursuant to Section 13.02(b), Tenant, at Tenant's sole cost and expense, shall peacefully vacate and surrender the Premises to Landlord in good order, broom clean and in the same condition as at the beginning of the Term or as the Premises may thereafter have been improved, reasonable use and wear thereof and repairs which are Landlord's obligations under Articles 9, 15 and 16 only excepted, and Tenant shall remove all of Tenant's Property and turn over all keys for the Premises to Landlord.

      Section 19.02. Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance at monthly installments of Rent equal to one hundred fifty percent (150%) of the monthly portion of Base Rent in effect as of the date of expiration or earlier termination, plus Tenant's Operating Costs Payment, and subject to all of the other terms, charges and expenses set forth herein except any right to renew this Lease or to expand the Premises or any right to additional services. The provisions of this Article 19 shall survive the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary, in the event Landlord and Tenant are involved in negotiations for an extension at the expiration of the second renewal term set forth in Article 28 below, the holdover rent shall not go into effect until the earlier of (i) the termination of such negotiations, other than upon execution of a lease or renewal, or (ii) the expiration of thirty (30) days.

                                   ARTICLE 20

                           LANDLORD'S RIGHT TO INSPECT

      Section 20.01. Landlord shall retain duplicate keys to all doors of the Premises. Tenant shall provide Landlord with new keys should Tenant receive Landlord's consent to change the locks. Landlord shall have the right to enter the Premises at reasonable hours upon reasonable notice (or, in the event of an emergency, at any hour); provided, however, Landlord shall use reasonable efforts to minimize interference with Tenant's business. Landlord shall not be liable to Tenant for the exercise of Landlord's rights under this Article 20 and Tenant hereby waives any claims for damages for any injury, inconvenience or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.

                                   ARTICLE 21

                                SECURITY DEPOSIT

      Section 21.01 A. On the date Landlord delivers the Premises to Tenant in Tenant Finish Ready Condition, Tenant shall deposit $1,850,000.00 in cash (the "Security Deposit") to be held in escrow by Frost National Bank or other bank selected by Tenant and satisfactory to Landlord, which shall not be unreasonably withheld (the "Escrow Agent"). Prior to the occurrence of a monetary Event of Default or, if applicable, the date Tenant has net working capital below the Working Capital Minimum (as defined below) determined as provided below, interest may be periodically distributed to Tenant. After the occurrence of a monetary Event of Default or Tenant's falling below the Working Capital Minimum, if applicable, all undistributed accrued interest shall become part of the Security Deposit. Tenant shall not assign or in any way encumber the Security Deposit.

      B. Upon the occurrence of any monetary Event of Default by Tenant, Landlord shall have the right, without prejudice to any other remedy, to submit a sworn affidavit executed by Landlord stating that Tenant is in default under the Lease and that the cure period for such default has expired (specifically setting forth the Event of Default) and the monetary amount necessary to cure such default. A copy of such notice shall be sent to Tenant. Unless within five
(5) Business Days from such notice, Tenant shall have filed suit to enjoin such payment and served a copy thereof on Landlord and Escrow Agent, Escrow Agent shall on the sixth (6th ) Business Day pay to Landlord out of the Security Deposit the amount set forth in the notice from Landlord without any approval needed from Tenant. If the entire Security Deposit is paid to Landlord as set forth in this Section, Landlord shall be entitled to the undistributed accrued interest on the Security Deposit to the extent necessary to cure monetary Events of Default.

      C. If there have been no monetary Events of Default by Tenant as of the first anniversary of the Commencement Date, the Security Deposit shall be reduced to $1,100,000.00 and the Escrow Agent shall return $750,000.00 to Tenant. If there have been no monetary Events of Default by Tenant as of the second (2nd) anniversary of the Commencement Date (the "Security Deposit Termination Date"), the Security Deposit and all undistributed accrued interest thereon shall be returned to Tenant. Provided, however, if during such two year period there is a monetary Event of Default by Tenant, the Security Deposit Termination Date shall be extended until Tenant has not had a monetary Event of Default for at least two consecutive years and notwithstanding anything contained in this paragraph to the contrary, Escrow Agent shall hold the Security Deposit (in the amount then held by Escrow Agent) until the Security Deposit Termination Date. Provided, further, in the event that Billing Concepts Corp., a Delaware corporation has been released (the "Guaranty Release Date") from its obligations to unconditionally guarantee Tenant's performance under this Lease as set forth in that certain Guaranty executed by Billing Concepts Corp. contemporaneously with this Lease, if at any time prior to the Security Deposit Termination Date, Tenant has net working capital of less than $30,000,000.00 ("Working Capital Minimum"), the Security Deposit shall be held by Escrow Agent until Tenant has had net working capital in excess of the Working Capital Minimum for two consecutive fiscal quarters of Tenant. For the purposes hereof, "net working capital" shall be defined as current assets (consisting of cash and accounts receivable) minus current liabilities (including without limitation accounts payable and the current portion of long term debt) all determined pursuant to generally accepted accounting principles, consistently applied. Following the Guaranty Release Date, but prior to the Security Deposit Termination Date, and thereafter if the same shall be extended, Tenant shall quarterly submit to Landlord a statement of Net Working Capital certified to be correct by Tenant's outside certified public accountants; such statement to be delivered to Landlord within 60 days of the end of each of Tenant's fiscal quarters. If Landlord receives from Tenant a statement indicating that Tenant is below the Working Capital Minimum, Landlord will promptly forward a copy of such financial report to Escrow Agent. On the Security Deposit Termination Date, the Security Deposit shall be released and delivered to Tenant upon submission by Tenant to Escrow Agent of a sworn affidavit stating that all conditions to the release the Security Deposit have been satisfied. A copy of such notice shall be sent to Landlord. Unless within five (5) Business Days following such notice from Tenant, Landlord shall have filed suit to enjoin the release of the Security Deposit and served a copy thereof on Escrow Agent or Tenant, Escrow Agent shall on the sixth (6th) Business Day following such notice from Tenant release the Security Deposit to Tenant, without any approval needed from Landlord.

                                   ARTICLE 22

                                    BROKERAGE

      Section 22.01. Landlord shall pay to Tenant's exclusive broker, Mark A. Vickery, Mark A. Vickery Interests, Inc., a commission pursuant to a separate written agreement. Tenant and Landlord each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, other than with Broker, and each party shall, and hereby agrees to, indemnify and hold the other harmless from all costs (including court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker, other than with Broker. This provision shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 23

                       OBSERVANCE OF RULES AND REGULATIONS

      Section 23.01. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with all Rules and Regulations (herein so called) attached to this Lease as such Rules and Regulations may be changed from time to time. Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulations; provided Landlord gives Tenant prior notice of such changes and provided that such new rules and regulations or changes in existing rules and regulations do not conflict with this Lease, and do not materially interfere with the lawful conduct of Tenant's business in the Premises. Landlord shall not be liable to Tenant for the failure or refusal by any other tenant, guest, invitee, visitor, or occupant of the Building to comply with any of the Rules and Regulations.

                                   ARTICLE 24

                                     NOTICES

      Section 24.01. All notices, consents, demands, requests, documents, or other communications (other than payment of Rent) required or permitted hereunder (collectively, "notices") shall be deemed given, whether actually received or not, when dispatched for hand delivery or delivery by air express courier (with signed receipts) to the other party, or on the second Business Day after deposit in the United States mail, postage prepaid, certified, return receipt requested, except for notice of change of address which shall be deemed given only upon actual receipt, or on the same Business Day if sent by telecopier prior to 5:00 p.m., local Austin, Texas time, and the sending telecopier generates a written confirmation of sending and the providing party follows up with a hard copy of such notice being sent the same Business Day via another approved method for notice as provided in this Section 24.01. The addresses of the parties for notices are set forth in Article 1, or any such other addresses subsequently specified by each party in notices given pursuant to this Section 24.01.

                                   ARTICLE 25

                                  MISCELLANEOUS

      Section 25.01. PROFESSIONAL FEES. In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party its professional fees for attorneys, appraisers and accountants, its investigation costs, and any other legal expenses and court costs incurred by the prevailing party in such action or proceeding.

      Section 25.02. REIMBURSEMENTS. Wherever the Lease requires Tenant to reimburse Landlord for the cost of any item, such costs will be the reasonable and customary charge periodically established by Landlord for such item, including a fee for Landlord's manager's supervision in connection with providing such item.

      Section 25.03. SEVERABILITY. Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remaining agreements contained in this Lease shall not be affected.

      Section 25.04. NON-MERGER. There shall be no merger of this Lease with any ground leasehold interest or the fee estate in the Project or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or any interest in this Lease as well as any ground leasehold interest or fee estate in the Project or any interest in such fee estate.

      Section 25.05. LANDLORD'S LIABILITY. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Project for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee or lessor of the Project. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

      Section 25.06. FORCE MAJEURE. Whenever the period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to force majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental approvals, laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord or Tenant. Force Majeure shall not excuse or delay Tenant's obligation to Rent or any other amount due under this Lease.

      Section 25.07. HEADINGS. The article headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, and successors and assigns of the parties thereto.

      Section 25.08. SUCCESSORS AND ASSIGNS. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors and assigns or the parties hereto. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, Tenant's obligations shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, and any such guarantor shall not be released from its guarantee for any reason, including any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment or performance of Tenant's obligations hereunder. Notwithstanding the foregoing, nothing contained in this Section 25.08 shall be deemed to override Article 8.

      Section 25.09. LANDLORD'S REPRESENTATIONS. Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building, the Parking Facilities, the Land, or any other portions of the Project except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease.

      Section 25.10. ENTIRE AGREEMENT; AMENDMENTS. This Lease and the Exhibits and Riders attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in writing executed by both parties hereto.

      Section 25.11. TENANT'S AUTHORITY. If Tenant signs as a corporation, execution hereof shall constitute a representation and warranty by Tenant that Tenant is a duly organized and existing corporation, that Tenant has been and is qualified to do business in the State of Texas and in good standing with the State of Texas, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action. If Tenant signs as a partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by Tenant that Tenant has complied with all applicable laws, rules, and governmental regulations relative to Tenant's right to do business in the State of Texas, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of Tenant were authorized to do so by any and all necessary or appropriate partnership, trust, or other actions.

      Section 25.12. GOVERNING LAW. This Lease shall be governed by and construed under the laws of the State of Texas. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in Travis County, Texas. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease.

      Section 25.13. TENANT'S USE OF NAME OF THE BUILDING. Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and Tenant shall not do or permit the doing of anything in connection with Tenant's business or advertising (including brokers' flyers promoting sublease space) which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Tenant and Landlord, the Building, or the Land.

      Section 25.14. ANCIENT LIGHTS. Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto. Provided, however, notwithstanding the foregoing, Landlord shall not construct any improvements on its adjacent project, One Barton Skyway, or on the Project (other than improvements built in substantial accordance with the Building Plans defined in Exhibit C attached hereto) that would block Tenant's view of the Austin Central Business District that Tenant may have as of the Commencement Date.

      Section 25.15. CHANGES TO PROJECT BY LANDLORD. Landlord shall have the unrestricted right to make changes to all portions of the Project in Landlord's reasonable discretion for the purpose of improving access or security to the Project or the flow of pedestrian and vehicular traffic therein. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, bathrooms, or any other Common Areas so long as reasonable access to the Premises remains available. Landlord shall also have the right to (a) rearrange, change, expand or contract portions of the Project constituting Common Areas (b) to use Common Areas while engaged in making improvements, repairs or alterations to the Project, or any portion thereof, and (c) to do and perform such other acts and make such other changes in to or with respect to the Project, or any portion thereof, as Landlord may, in the exercise of sound business judgment, deem to be appropriate. Landlord shall be entitled to change the name or address of the Building or the Project. Landlord shall have the right to close, from time to time, the Common Areas and other portions of the Project for such temporary periods as Landlord deems legally sufficient to evidence Landlord's ownership and control thereof and to prevent any claim of adverse possession by, or any implied or actual dedication to, the public or any party other than Landlord.

      Section 25.16. TIME OF ESSENCE. Time is of the essence of this Lease.

      Section 25.17. LANDLORD'S ACCEPTANCE OF LEASE. The submission of this Lease to Tenant shall not be construed as an offer and Tenant shall not have any rights with respect thereto unless Landlord executes a copy of this Lease and delivers the same to Tenant.

      Section 25.18. FINANCIAL STATEMENTS. So long as Tenant is a privately held company, upon written request, not more often than annually, Tenant shall provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. If Tenant is a publicly held company, Tenant shall provide Landlord with a copy of any publicly available financial statement of Tenant. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

      Section 25.19. SIGNAGE. Tenant shall have the right to install and display a monument sign and the right to install and display not more than one building mounted sign or identity on the facade of the Building (including Tenant's name and corporate logo). The costs of installation, operation, maintenance and removal of such signage shall be borne by Tenant. Such signage may include signage on the "D" Wing or the central area of the Building, Tenant having first choice of location. The location, size, quality, material and lighting for such signage shall be approved and selected jointly by Tenant and Landlord, which approval shall not be unreasonably withheld or delayed. Such signage shall be subject to approval of the City of Austin. Landlord shall not allow there to be more than two tenant identification signs mounted on the Building. Landlord shall provide Tenant with Building standard signage for the Building directory and the exterior of Tenant's main entrance to the Premises. Notwithstanding anything in this Lease to the contrary, in the event that Tenant vacates, deserts or abandons more than 50% of the Premises, then Landlord may remove Tenant's building mounted sign at Tenant's expense.

      Section 25.20. FIBER OPTICS/CONNECTION RIGHTS. Prior to completion of Base Building Condition, Landlord shall select a telecommunications provider for the Building, which provider shall make its service available to all tenants, including Tenant, in the Building. Landlord grants Tenant the right to use existing, or construct new conduits entering into and through the Building and the right to install cables, equipment and other related telecommunications facilities required for Tenant's network into and through the Building, subject to Landlord's prior approval of plans for such conduits, cables, equipment and other related telecommunications facilities.

                                   ARTICLE 26

                               SUBSTITUTION SPACE

      This Article is intentionally omitted.

                                   ARTICLE 27

                                OTHER DEFINITIONS

      When used in this Lease, the terms set forth hereinbelow shall have the following meanings: (a) "Business Days" shall mean Monday through Friday (except for Holidays); "Business Hours" shall mean 7 a.m. to 7 p.m. on Monday through Friday and 9 a.m. to 3 p.m. on Saturdays (except for Holidays); and "Holidays" shall mean those holidays designated by Landlord, which holidays shall be consistent with those holidays designated by landlords of other first-class office buildings in the Austin, Texas suburban area. (b) "Common Areas" shall mean those certain areas and facilities of the Building and the Parking Facilities and those certain improvements to the Land which are from time to time provided by Landlord for the use of tenants of the Building and their employees, clients, customers, licensees and invitees or for use by the public, which facilities and improvements include any and all corridors, elevator foyers, vending areas, bathrooms, electrical and telephone rooms, mechanical rooms, janitorial areas and other similar facilities of the Building and of the Parking Facilities and any and all grounds, parks, landscaped areas, outside sitting areas, sidewalks, walkways, and generally all other improvements located on the Land, or which connect the Land to other buildings. (c) The words "day" or "days" shall refer to calendar days, except where "Business Days" are specified. (d) "Net Rentable Area" shall mean (1) in the case of a single tenancy floor, all floor area measured from the inside surface of the outer glass of the Building, excluding only the areas ("Service Areas") within the outside wall used for the Building's stairs, fire towers, elevator shafts, vertical penetrations of the Building's central atrium, flues, vents, stacks, pipe shafts, and vertical ducts (which areas shall be measured from the mid-point of walls enclosing such areas, but including any Service Areas which are for the specific use of the particular tenant, such as special stairs or elevators, plus an allocation of the square footage of the Building's central areas for providing telephone, electrical, mechanical, janitorial, security and mail services, as well as, the central entry lobby, ground level elevator lobby and service elevator lobby, central fire exit corridors, service exit corridor and central loading dock (the "Central Areas") consistent with current BOMA/ American National Standard Institute single tenant standards, governed by BOMA Southwest-Dallas, Texas, and (2) in the case of a floor to be occupied by more than one tenant, all floor areas within the inside surface (with respect to the Premises) of the glass and to the midpoint of the walls separating areas leased by or held for lease to other tenants or from the Common Areas, but including a proportionate part of the Common Areas located on such floor based upon the ratio which Tenant's Net Rentable Area (excluding Common Areas) on such floor bears to the aggregate Net Rentable Area (excluding Common Areas) on such floor, plus an allocation of the square footage of the Building's Central Areas consistent with current BOMA/ American National Standard Institute multiple tenant standards, governed by BOMA Southwest-Dallas, Texas. In the case of both single and multiple tenant floors, telephone, electrical, mechanical, maintenance, janitorial or security rooms not included in the Building's Central Areas but which serve more than one floor shall be considered Common Areas and shall be allocated among all tenants whose premises are served thereby, regardless of whether such premises are located on the same floor as the rooms in question. Such allocation shall be made in accordance with the proportion of the Net Rentable Area so served. No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building. (e) The "terms of this Lease" shall be deemed to include all terms, covenants, conditions, provisions, obligations, limitations, restrictions, reservations and agreements contained in this Lease.
(f) A "year" shall mean a calendar year.

                                   ARTICLE 28

                                 RENEWAL OPTIONS

      Section 28.01 Tenant shall have the right to extend the Term of this Lease, with respect to the Premises then subject to this Lease, for the respective Extension Term(s) (herein so called) upon and subject to the following terms and conditions:

      (a) Tenant may extend this Lease for up to two (2) successive Extension Terms of five (5) years each by Tenant's giving written notice thereof to Landlord not earlier than fifteen (15) months, nor later than twelve (12) months prior to the expiration of the original Term or the then Extension Term, as applicable. Landlord shall advise Tenant of Landlord's estimate of the Fair Market Rental Rate (as hereinafter defined) within thirty (30) days of Landlord's receipt of Tenant's notice of its exercise of an option to extend the term of this Lease Agreement Landlord and Tenant shall endeavor to agree upon the Fair Market Rental Rate. If, Landlord and Tenant are not able to agree upon the then Fair Market Rental Rate within twenty (20) days following Landlord's notice to Tenant of Landlord's estimate of the Fair Market Rental Rate and Tenant does not withdraw its notice to extend the term of this Lease Agreement prior to the end of such 20 day period, then the then Fair Market Rental Rate will be determined as set out below. Landlord and Tenant will provide written notice to one another of their respective estimate of the then Fair Market Rental Rate. Landlord and Tenant will agree on an appraiser. Using his or her professional expertise and experience, the appraiser, within 10 days, shall determine which of the two parties' opinion of Fair Market Rental Rate is correct or most closely reflects the appraiser's opinion of Fair Market Rental Rate. The appraiser must choose one of the party's opinion of Fair Market Rental Rate and can not substitute his or her opinion of the Fair Market Rental Rate and such determination will be binding on Landlord and Tenant. If Landlord and Tenant are not able to agree upon an appraiser, then Landlord will provide Tenant with a list of three (3) appraisers. Tenant will select one (1) appraiser from the list and the appraiser selected will determine the then Fair Market Rental Rate as set forth above, and such determination will be binding on Landlord and Tenant, and the rental will be adjusted as set out above.

      (b). Any appraiser will be a state licensed commercial real estate appraiser, have achieved the designation "MAI" and have been an appraiser of commercial real property in Travis County, Texas for not less than five (5) years. The cost of any appraiser will be borne by the party whose estimate of the then Fair Market Rental Rate set forth in the notice to the other party is the furthest from the then Fair Market Rental Rate determined by the appraiser. If the estimates are equally wrong or right, then the cost will be shared.

      (c). Each such Extension Terms shall commence immediately upon the expiration of the original Term or immediately preceding the Extension Term, as the case may be, and upon exercise of any such extension option the "Expiration Date" of the Term shall automatically become the last day of the Extension Term in question. If Tenant does not extend this Lease in a timely manner for any particular Extension Term, then Tenant's rights with respect to all later Extension Terms shall expire and be of no force or effect. Tenant's right to extend the Term for an Extension Term shall be of no force or effect, at the election of Landlord, if either at the time Tenant exercises its extension option, or at the time of the commencement of the Extension Term, in question, a monetary Event of Default then exists.

      (d). The exercise by Tenant of any extension option set forth herein must be made, if at all, by written notice executed by Tenant and delivered to Landlord on or before the exercise dates set forth hereinabove. Once Tenant shall exercise any extension option, Tenant may not thereafter revoke such exercise, subject to subsection (a) above. Tenant shall not have the right to exercise an extension option at a time when an Event of default is continuing under this Lease. Tenant's failure to exercise timely an extension option for any reason whatsoever shall conclusively be deemed a waiver of such option.

      (e). For purposes hereof the "Fair Market Rental Rate" means the fair market rental rate per square foot of the Net Rentable Area of the premises, calculated as of the first day of the Extension Term in question (taking into account all relevant factors, including, but not limited to the location, quality and age of the Building, floor level, extent and status of the existing Leasehold Improvements, rent concessions, inducements, refurbishment allowances, treatment of operating costs, moving expenses, rental abatements and lease takeovers, assumption and other concessions, term of lease, extent of service to be provided, the cost of tenant parking in the Austin, Texas suburban area, distinction between "gross" and "net" lease, base year or the amount allowed for escalation purposes (expense stop, if any), and the time the particular rental rate becomes or is to become effective) for a comparable lease term to comparable tenants for space at a comparable floor location of comparable size in comparable buildings in the market area surrounding the Building, as the case may be.

      (f). Tenant shall take the Premises "as is" for each Extension Term and Landlord shall have no obligation to make any improvements or alterations to the Premises. This provision is not intended to exclude consideration of a refurbishment allowance as part of the calculation of Fair Market Rental Rate described in subsection (e) above.

      (g). Except as set forth in this Article, the leasing of the Premises for each Extension Term shall be upon the same terms and conditions as are applicable for the original Term, and shall be upon and subject to all of the provisions of the Lease.


                           [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, Landlord and Tenant have set their hands hereunto and have caused this Lease to be executed by duly authorized officials thereof, as of the day and year set forth on the cover page hereof.

LANDLORD:

Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership,


      By:   Prentiss Properties I, Inc.,
            a Delaware corporation,
            general partner


            By:
            Name:
            Title:


            By:
            Name:
            Title:



TENANT:

APTIS, INC., dba
APTIS SOFTWARE
a Delaware corporation

By:
Name:
Title:

                                    EXHIBIT A

                           FLOOR PLAN OF THE PREMISES

                                    EXHIBIT B

                                    THE LAND

Lot 2B, Replat of Lot 2, WALLINGWOOD SECTION II, a subdivision in Travis County, Texas, according to the map or plat recorded in Book 100, Pages 95-96 of the Plat Records of Travis County, Texas.

                                    EXHIBIT C

                             LEASEHOLD IMPROVEMENTS

                                    ARTICLE 1

                                   DEFINITIONS

      The terms defined in Article 1 of this Exhibit C, for all purposes of this Exhibit C, shall have the meanings herein specified, and in addition to the terms defined herein, the definitions in the Basic Lease Information and otherwise in this Lease shall also apply to this Exhibit C.

      1.01. "Base Premises Condition" shall mean completion of the Premises by Landlord, at Landlord's sole cost as set forth in Attachment 1 to Exhibit "C."

      1.02. "Building Standard" means the quality of materials, finishes, and workmanship from time to time specified by Landlord for the Building.

      1.03. "Non-Building Standard" means all materials, finishes, and workmanship used in connection with the construction and installation of the Leasehold Improvements which deviate from Building Standard in terms of quality.

      1.04. "Tenant's Work" means the work which is supplied, installed, and finished by Tenant's Contractor, at Tenant's cost, to complete any Leasehold Improvements to the Premises.

      1.05. "Leasehold    Improvements"   shall   mean   the   leasehold
improvements to be completed in the Premises.

      1.06. "Tenant's Contractor" means the person or firm from time to time selected, and paid, by Tenant to construct and install the Leasehold Improvements in the Premises.

      1.07. "Landlord's Manager" shall be the manager of the Building.

      1.08. "Tenant Expenditure Authorization" means an authorization by Tenant, prior to the commencement of any Tenant's Work for Landlord's Manager to contract to expend funds on behalf of Tenant.

                                    ARTICLE 2

                             COMPLETION OF PREMISES

      2.01. Landlord, at Landlord" expense, has provided to Tenant plans and specifications for the Building, the Project and the Parking Facilities (the "Building Plans"). Landlord agrees to construct the Building, the Project and the Parking Facilities in substantial accordance with the Building Plans. The current Building Plans allow for for access flooring of up to 12 inches in the Premises and a space for back up electrical generation equipment for Tenant, in a location approved by Landlord and Tenant, which approval will not be unreasonably withheld. Notwithstanding the foregoing, Landlord shall not be responsible for any changes to the structural design of the Building necessary to accommodate Tenant's access flooring. As soon as practicable after the execution of this Lease, but in any event not later than ninety (90) days prior to the Substantial Completion Date, Tenant, at Tenant's expense, shall provide to Landlord a complete space plan, the architectural construction plan to include specifications and finish schedules specifications (collectively "Plans and Specifications") for the Leasehold Improvements. Such Plans and Specifications shall be prepared by a space planner selected by Tenant. Within ten (10) Business Days after Tenant's delivery of such Plans and Specifications, Landlord shall notify Tenant in writing as to whether Landlord approves or disapproves such Plans and Specifications. Landlord's approval of the Plans and Specifications, and any changes thereto, for Tenant's Work shall impose no responsibility or liability on Landlord for their completeness, design sufficiency, or compliance with all applicable laws, rules and regulations of governmental agencies or authorities. If Landlord fails to expressly disapprove such Plans and Specifications, within this ten (10) day period, then Tenant shall be authorized to proceed thereon.

      2.02. Unless otherwise agreed to in writing by Landlord and Tenant, all Tenant's Work involved in the construction and installation of the Leasehold Improvements shall be carried out by Tenant's Contractor under the sole direction of Tenant. Landlord and Tenant shall cooperate to promote the efficient and expeditious completion of such Tenant's Work. Landlord agrees to allow Tenant and Tenant's Contractor access to the Premises as soon as reasonably practicable. . Tenant agrees to pay the cost of all Tenant's Work and submit to Landlord promptly upon being billed therefor, copies of all statements evidencing charges for labor and materials for the construction of the Leasehold Improvements, along with lien waivers from each contractor, subcontractor and material supplier contingent only on receipt of payment and a written confirmation from Tenant that the portion of Tenant's Work represented by the statements and lien waivers has been installed to Tenant's satisfaction. Landlord shall pay to Tenant monthly, within thirty (30) days after receipt of such statements, the costs thereof, up to but not exceeding the amount of the Tenant Allowance herein defined. Tenant shall be liable for and shall pay all costs in excess of the Tenant Allowance. Tenant agrees that in the event of default of payment thereof, Landlord (in addition to all other remedies) shall have the same rights as in the event of default of payment of Rent under this Lease.

      2.03. If there are any changes in the Leasehold Improvements caused by Tenant from the work as reflected in the final Plans and Specifications, each such change must receive the prior written approval of the Landlord, and, in the event of any such approved change in the Plans and Specifications, drawings, Tenant shall, upon completion of the Tenant's Work, furnish Landlord with an accurate, reproducible "as-built" plan of the Tenant's Work as constructed, which plans shall be incorporated in to this Exhibit C by this reference for all intents and purposes when said plans are fully completed.

      2.04. All design, construction and installation shall conform to the requirements of applicable building, plumbing and electrical codes, requirements of governmental laws, including the Americans with Disabilities Act, and the requirements of any authority having jurisdiction over, or with respect to, such work.

      2.05. Tenant acknowledges that the Premises are being delivered to Tenant in Tenant Finish Ready Condition, and Tenant accepts the Premises in Tenant Finish Ready Condition, except to the extent that Tenant contracts with Landlord's Manager to supervise the construction of additional Leasehold Improvements to the Premises.

                                    ARTICLE 3

                               TENANT'S ALLOWANCE

      3.01. Landlord hereby grants Tenant an allowance equal to $25.00 per square foot of Net Rentable Area of the Premises ("Tenant's Allowance") to be used towards the cost of Tenant's Work for the Premises. In the event that the full amount of Tenant's Allowance is not expended on Tenant's Work, Tenant may apply any remaining monies against Base Rent to be due under the Lease.

                                    ARTICLE 4

                              COMMENCEMENT OF RENT

      4.01 Tenant's obligation for the payment of the Rent under this Lease for the Premises shall commence in accordance with Section 3.02 of the Lease.

                                    EXHIBIT D

                           FORM OF COMMENCEMENT NOTICE

      This Commencement Notice is delivered this day of ________ , 19___, by Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership ("Landlord"), to ("Tenant"), pursuant to the provisions of Section 3.03 of that certain Lease Agreement (the "Lease") dated ___ , 19 ____, by and between Landlord and Tenant covering certain space in the Building known as ___________________ . All terms used herein with their initial letter capitalized shall have the meaning assigned to such terms in the Lease.

                             W I T N E S S E T H:

      1. The Building, the Premises, the Parking Facilities, and all other improvements required to be constructed and furnished by Landlord in accordance with the terms of the Lease have been satisfactorily completed by the Landlord and accepted by the Tenant.

      2. The Premises have been delivered to, and accepted by, the Tenant, subject to the completion of "punch list" items.

      3. The Commencement Date of the Lease is the 1st day of ______________ , 19__, and the Expiration Date is the day of ______________ , 19__ .

      4. The Premises consist of ___ square feet of Net Rentable Area on the floor of the Building.

      5. The Base Rent, including Base Year Operating Costs, is $ ___________ per annum and Tenant's Operating Costs Payment is $__________ per annum, payable in monthly installments of $___________ , subject, however, to the provisions of the Lease relating to adjustments of Tenant's Operating Costs Payment beginning on January 1, 19 ____________ .

      6. Remittance of the foregoing payments shall be made on the first day of each month in accordance with the terms and conditions of the Lease at the following address:

                        Prentiss Properties Acquisition Partners, L.P. 3890 W. Northwest Highway, Suite 400
                        Dallas, Texas  75220

      IN WITNESS WHEREOF, this instrument has been duly executed by Landlord as of the date first written above.

LANDLORD:

Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership,

      By:   Prentiss Properties I, Inc.,
            an Delaware corporation,
            general partner

            By:
            Name:
            Title:


            By:
            Name:
            Title:

                                   RIDER NO. 1

                              RULES AND REGULATIONS


      1. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by tenants or their officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building.

      2. Plumbing fixtures and appliances shall be used only for the purpose for which constructed, and no sweepings, rubbish, rags, or other unsuitable material shall be thrown or placed therein. The cost of repairing any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of a tenant or such tenant's officers, agents, servants, and employees shall be paid by such tenant.

      3. No signs, posters, advertisements, or notices shall be painted or affixed on any of the windows or doors, or other part of the Building, except of such color, size, and style, and in such places, as shall be first approved in writing by the building manager. No nails, hooks, or screws shall be driven into or inserted in any part of the Building, except by Building maintenance personnel.

      4. Directories will be placed by Landlord, at Landlord's own expense, in the lobby of the Building. No other directories shall be permitted.

      5. The Premises shall not be used for conducting any barter, trade, or exchange of goods or sale through promotional give-away gimmicks or any business involving the sale of second-hand goods, insurance salvage stock, or fire sale stock, and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of- business sale, moving sale, bulk sale, or any other business which, because of merchandising methods or otherwise, would tend to lower the first-class character of the Building.

      6. Tenants shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules, or regulations of any governmental authority.

      7. Tenant shall not place a load upon any floor of the Premises, which exceeds to floor load per square foot which such floor was designed to carry or which is allowed by applicable building code. Landlord may prescribe the weight and position of all safes and heavy installations which Tenant desires to place in the premises so as properly to distribute the weight thereof. All damage done to the Building by the improper placing of heavy items, which overstress the floor, will be repaired at the sole expense of the Tenant.

      8. A tenant shall notify the building manager when safes or other heavy equipment are to be taken into or out of the Building. Moving of such items shall be done under the supervision of the building manager, after receiving written permission from him/her.

      9. Corridor doors, when not in use, shall be kept closed.

      10. All deliveries must be made via the service entrance and service elevators during normal business hours or as otherwise directed or scheduled by Landlord. Prior approval must be obtained from Landlord for any deliveries that must be received after normal business hours.

      11. Each tenant shall cooperate with building employees in keeping the premises neat and clean.

      12. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, animals, or reptiles, or any other creatures, shall be brought into or kept in or about the building.

      13. Should a tenant require telegraphic, telephonic, annunciator, or any other communication service, Landlord will direct the electricians and installers where and how the wires are to be introduced and placed, and none shall be introduced or placed except, as Landlord shall direct.

      14. Tenants shall not make or permit any improper noises in the Building, or otherwise interfere in any way with other tenants or persons having business with them.

      15. No equipment of any kind shall be operated on the premises that could in any way annoy any other tenant in the Building without written consent of Landlord.

      16. Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any leased space so as to be objectionable to Landlord or any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, in setting of cork, rubber, or spring type noise and/or vibration eliminators sufficient to eliminate vibration and/or noise.

      17. Tenants shall not use or keep in the Building any inflammable or explosive fluid or substance, or any illuminating material, unless it is battery powered, UL approved.

      18. Tenants employees or agents, or anyone else who desires to enter the Building after normal business hours, may be required to provide appropriate identification and sign in upon entry, and sign out upon leaving, giving the location during such person's stay and such person's time of arrival and departure, and shall otherwise comply with any reasonable access control procedures as Landlord may from time to time institute.

      19. Landlord has the right to evacuate the Building in event of emergency or catastrophe.

      20. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant, before occupying the Premises, shall procure and maintain such license or permit and submit it for Landlord's inspection. Tenant shall at all times comply with the terms of any such license or permit.

      21. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

      22. Neither Tenant, nor any other person visiting the Building shall be permitted to use tobacco products in the Building, Premises, or the Common Areas.

      23. Landlord reserves the right to rescind any of these Rules and Regulations and make such other and further rules and regulations or modifications to these rules and regulations.

                                   RIDER NO. 2

                         SCHEDULE OF JANITORIAL SERVICES
             DESCRIPTION OF SERVICES AND CLEANING SPECIFICATIONS


      DETAILED SPECIFICATIONS - NIGHTLY CLEANING

      (a) It is the intent of these specifications that Contractor will maintain the Premises at an optimum level of cleanliness at all times. These specifications, therefore, shall be a guide for, rather than a limitation to the Services required to effectively maintain the Premises in accordance with this Agreement. If the Property Manager considers the level of cleanliness at any time to be unacceptable, then Contractor shall be required to effect prompt action to overcome such unacceptable condition(s) and any additional cost resulting from such action shall be borne solely by Contractor.

      (b) It is understood that the words "adequate," "necessary," "needed," or "required" as indicated herein shall be construed herein to mean "as determined by Manager, Owner or Property Manager. "

      ENTIRE COMPLEX - with regard to the entire Premises, Contractor, through the Staff, shall nightly as required by Article II above:

      (a) Secure all lighting as soon as possible and illuminate only the immediate work area as required.

      (b) Dust mop using a treated mop to remove all loose dirt or sweep all hard surface floors, including tenant spaces, entrance foyers and vestibules, and all public areas, including building corridors; sweep all stone, ceramic tile, marble, terrazzo, asphalt, tile, linoleum, rubber, vinyl and other types of flooring, to ensure dust-free floors, with special attention given to hard-to-reach areas such as edges, niches, and areas behind doors. The floor when dry, will be even in appearance and show no streaking from cleaning efforts. If rain mats are in use because of inclement weather, they will be vacuumed and spot cleaned as necessary.

      (c) Wash all ceramic tile, marble, terrazzo, or all hard surface flooring in the entrance foyers of the Building.

      (d) Vacuum all carpeted areas and rugs, moving light furniture other than desks and file cabinets. Spot-clean carpets and rugs as necessary. Shampoo carpets as necessary to maintain spot-free appearance. Particular attention shall be given to vacuuming under desks.

      (e) Sweep stairways and landings and wash as necessary; vacuum carpeted stairways, and dust all handrails, balustrades, and stringers as necessary.

      (f)   If carpeted, vacuum carpets of all public corridors nightly.

      (g) If resilient tile, clean and spray buff wax floors of all public corridors and tenant areas so as to maintain a highly polished surface.

      (h) Mop up and wash floors for spills, smears and foot tracks throughout, including tenant space as needed, and wash floors in general as required.

      (i) Clean and sanitize, utilizing a non-abrasive cleaner, all water fountains and water coolers, emptying waste water as needed.

      (j) Remove from all wastebaskets, trash barrels, ashtrays or other trash receptacles all trash from the Premises and deposit it in the designated area for trash. Recycling containers will be removed to the designated collection areas as required. Trash liners will be replaced nightly.

      (k) Clean all wastepaper baskets and disposal receptacles, and wash all ashtrays, paper towel waste cans, and any other trash receptacles (damp dusting as necessary).

      (l) All doors, jambs, walls and window mullions and glass partitions will be spot- cleaned using only clean water or mild cleansing solution to remove streaks, smudges, finger-marks and spills. If a cleaning solution is used, the wall will be rinsed with clear water. No abrasive cleaners of any kind or cleaning solutions containing bleach will be used without first obtaining written permission from the Property Manager.

      (m) Police all interior planters, remove debris and spot clean exterior surfaces as necessary.

      (n)   Brush/vacuum all upholstered furniture as necessary.

      (o) Replace all furniture and/or accessories to their original positions if moved to accommodate cleaning.

      (p) Clean all cigarette urns and replace sand or water in ashtrays as necessary.

      (q) Dust and wipe clean all furniture, fixtures, shelving, desk equipment, telephones, cabinets and map boards, and clean all glass tables and desk tops with impregnated cloths as needed. Dust only those areas which are clear of papers and files. Contractor will be responsible to clean the underside of removable glass tops for conference tables and other miscellaneous furniture.

      (r)   Clean and sanitize all telephone receivers.

      (s) Wash and remove with a non-abrasive cleaner all finger marks, smudges, scuff marks, ink stains, gum or foreign matter from glass desk tops, glass table tops, glass entrances, areas around light switches, private entrances to offices and elevator doors, glass directory boards, metal partitions, and other marks on walls, window sills, and other similar surfaces, and glass table cabinets, as required. All items are to be left in a bright condition free of streaks and dust.

      (t) Wipe clean, polish, as needed, all brass, stainless steel, and bright work, using a non-acid polish to a bright condition free of dust and streaks.

      (u) Clean all chalkboards/message boards and/or trays except where written text has not been erased by tenants of the Building.

      LAVATORIES AND REST ROOMS - with regard to the lavatories and restrooms, Contractor, through the Staff, shall nightly as required by Article II above:

      (a) Sweep, rinse, scrub and/or wash and dry all flooring with approved germicidal detergent solution, containing no deodorants, to remove all spills, smears, scuff marks and foot tracks.

      (b) Wash and polish all mirrors, powder shelves, bright work, and enamel surfaces, including flushometers, piping, toilet seat hinges, and all metal. Contractor shall use only non-abrasive and non-acidic material to avoid damage and deterioration to metal fixtures.

      (c) Scour, wash and disinfect all basins, bowls and urinals with approved germicidal detergent solution free of any deodorants, including tile walls near urinals. Remove stains as necessary and clean underside of urinals and bowls. Special care must be taken to inspect and clean areas of difficult access such as the underside of toilet bowls and urinals to prevent build up of calcium and iron oxide deposits.

      (d) Wash both sides of all toilet seats with approved germicidal detergent solutions and wipe dry.

      (e) Disinfect, damp-wipe and wash all partitions, enamel surfaces, tile walls, dispensers, doors and receptacles.

      (f) Damp-wipe with germicidal solution free of any deodorants urinal modesty screens. Surfaces are to dry with a uniform appearance free of any streaks or smudges.

      (g) All rest room doors will be damp-wiped to remove any hand marks from door and door hardware.

      (h) Scour, wash and disinfect all private basins in all tenant suites throughout the Building.

      (i) Empty and sanitize paper towel and sanitary napkin disposal receptacles.

      (j) Remove wastepaper and refuse, including soiled sanitary napkins, to designated area in the building, and dispose of same. All wastepaper receptacles to be thoroughly cleaned, sanitized and new liners installed.

      (k) If applicable, wash and wax all resilient tile floors in toilet/powder rooms, or vacuum if carpeted.

      (l) Fill and maintain mechanical operation of all toilet tissue holders, and dispensers, towel dispensers, and sanitary napkin vending dispensers. The filling of such receptacles to be in such quantity as to last the entire business day wherever possible. Care should be taken to inspect dispensing fixtures to insure they are working properly. Any deficiencies shall be reported to the Property Manager immediately.

      (m) Keep lavatories thoroughly clean and do not use a disinfectant to mask odors. If disinfectant is necessary, a odorless disinfectant shall be used only upon prior approval by the Property Manager.

      (n) Report to the night supervisor as designated by the Property Manager any broken, damaged or improper functioning of any mechanical or plumbing device, including burned-out bulbs and fluorescent tubes.

      (o) Use only non-abrasive cleaners to avoid removing the finish of ceramic or metal fixtures.

      OFFICE FLOORS, ENTRANCE LOBBIES, ELEVATOR LOBBIES, AND OUTDOOR Corridors - with regard to office floors, entrance lobbies, elevator lobbies and outdoor corridors Contractor, through the Staff, shall nightly as required by Article II above:

      (a) Keep entrance ways, lobbies, and outside corridors properly maintained and clean and presentable at all times, in keeping with the standards of a first-class office building.

      (b)   Sweep and wash flooring and vacuum carpeting, if applicable.

      (c) Clean all cigarette urns and replace sand or water as necessary; such materials to be furnished by Contractor.

      (d)   Wash flooring, including mats, where applicable.

      (e) Pick up and put out rain mats when necessary, making sure that they are clean at all times.

      (f)   Clean entrance door glass.

      (g)   Clean telephone booths and storage rooms.

      (h) Clean mail depository and lobby directories, including glass, if applicable.

      (i) Dust and polish all surfaces, using methods that will retain and protect original finishes.

      ELEVATORS - With regard to the Elevators, Contractor, through the Staff, shall nightly as required by Article II above:

      (a) Remove all marks, streams and smudges from all interior and exterior surfaces, including ceiling lenses, walls, handrails, doors, jambs and call plates by wiping with a clean water-dampened cloth and wiping with a clean dry cloth. Contractor will be held responsible for any damage to existing metal sealant due to unauthorized treatment.

      (b) Dust and rub down elevator doors, walls, metal work and saddles in elevator cabs; vacuum elevator saddles and door tracks using a vacuum crevice attachment.

      (c) Dust bulbs, fixtures and diffusers as required to meet the requirements of this Agreement.

      (d) Maintain metal work throughout, including elevator cabs, by cleaning and polishing as necessary. It is also understood that Property Manager, at Owner's expense, will schedule a program to maintain metal.

      (e) Thoroughly clean/polish all interior and exterior surfaces. Steel wool clean all thresholds, including the area beyond the door edges and thoroughly clean all step treads, combs and cover plates at landings.

      (f) At least monthly, wipe clean entire cab ceiling, including lamps and fixtures. Shampoo cab carpeting, machine scrub and refinish as appropriate, any hard surface flooring.

      (g) Treat and polish all wood and synthetic paneling in the elevator cabs as necessary.

      (h) Maintain floors in elevator cabs as needed and clean thoroughly. Special care is to be taken to clean corners, crevices and along edges. If carpeted, remove soluble spots which safely respond to standard spot removal procedure without risk of injury to color of fabric. Cabs to be vacuumed nightly. Remove all chewing gum on floors, walls and rails.

      ENTRANCE LOBBIES AND PUBLIC AREAS - with regard to entrance lobbies and public areas, Contractor, through the staff, shall nightly as required by
      Article II above:

      (a)   Sweep and wash floors and vacuum carpeting, if applicable.

      (b)   Sweep, vacuum, and spot clean all rubber mats, shampooing as needed.

      (c)   Clean all cigarette urns and replace sand or water as necessary.

      (d) Pick up and put out rain mats as necessary, making sure that they are kept clean at all times during storage. Area for storage to be designated by the Property Manager. Mats are to be stored horizontally.

      (e) Clean all entrance door glass, including building directory glass, inside and outside.

      (f)   Clean all public telephone areas thoroughly.

      SIDEWALKS AND PLAZA - Contractor shall, through the Staff, police (including minor sweeping as necessary) all sidewalks and plaza areas in complex.


      DETAILED SPECIFICATIONS - PERIODIC CLEANING

      ENTIRE COMPLEX - with regard to the entire Premises, Contractor shall, through the Staff, shall:

      (a) Wash, wax and/or spray buff weekly all floors as required and apply appropriate approved coating or sealant to maintain luster.

      (b)   Strip and wax floors as needed.

      (c)   Clean lights, globes, diffusers and fixtures as required.

      (d) Dust down and damp wipe lobby and exit stairway walls as required, but no less than once per month.

      (e)   Rub down metal and other high-level bright work as required.

      (f)   High dusting - See Article VI below.

      (g)   Floor maintenance - See Article VII below.

      LAVATORIES AND REST ROOMS - with regard to the lavatories and restrooms, Contractor, through the Staff, shall:

      (a) Scrub, wash and polish all partitions, tile walls and enamel surfaces from ceiling to floor as required, but not less than once each week using the proper germicidal detergent solution.

      (b)   Wash all lighting fixtures as required. Do all high dusting weekly.

      (c) Clean and disinfect all equipment drains as required. No acids shall be permitted unless instructed by Owner.

      (d) Machine scrub flooring as required with approved germicidal detergent solution.

      ENTRANCE LOBBIES AND PUBLIC AREAS - with regard to the entrance lobbies and public areas, Contractor through the Staff shall:

      (a)   Wash all floors on a weekly basis and seal and wax, as needed.

      (b) Clean light fixtures (including globes), diffusers and other fixtures as required to maintain a first-class appearance.

      (c)   Remove hand marks from lobby and stairway walls as required.

      (d) Daily sweep and mop entire building trash area with a germicidal detergent solution as required.

      (e) Machine scrub entire trash area and thoroughly rinse at least weekly.

      (f) Clean and polish metal and other miscellaneous high-level bright work as required.


      MISCELLANEOUS PERIODIC CLEANING

      The following Miscellaneous periodic cleaning shall be performed by Contractor, through Staff, as required unless otherwise specified, but not less than once each week or as hereinafter provided:

      OFFICE AREAS AND CORRIDORS

      (a) Sweep all building stairways and dust rails and fire equipment. Mop as required.

      (b) Wipe clean and polish all aluminum, chrome, stainless steel, brass and other metal work, including trim and hardware, as required, using non-acid polish.

      (c) Check elevators, stairways, office and utility doors on all floors for general cleanliness as required, removing fingerprints, smudges, and other marks. Clean exterior of all elevator doors of the Building as required.

      (d) If carpeted, remove spots and thoroughly clean all carpets in public corridors as required.

      (e) Clean and sweep all vacant areas of the Premises at least once per week.

      (f)   Clean all glass entrance doors as required.

      (g) Once per week, dust and wash all door louvers and other ventilating louvers within reach.

      (h) Wash and remove all finger marks, ink stains, smudges, scuff marks and other marks from metal partitions, sills, and all vertical surfaces, as required.

      (i) All granite and/or travertine walls, elevator, stairway, office and utility doors to be washed as required, using water or approved cleanser.

      (j) Dust and clean all baseboards, and any other fixtures or fittings in public corridors, as required, but not less than once each week.


      HIGH DUSTING

      Contractor shall perform, through the Staff, all high dusting weekly unless otherwise specified, including without limitation the following:

      OFFICE AREAS

      (a) Vacuum and dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning. Damp dust as required.

      (b) Vacuum and dust all vertical surfaces such as walls, partitions, doors, bucks and ventilating louvers, grilles, high moldings, and other surfaces not reached in nightly cleaning.

      (c) Dust monthly all overhead pipes, sprinklers, ventilating and air conditioning louvers, ducts, high moldings and other high areas not reached in nightly cleaning.

      (d) Dust all venetian blinds and window frames, including those behind furniture.

      (e)   Dust exteriors of lighting fixtures.

      (f) Vacuum and dust ceiling tiles around ventilators and clean air conditioning diffusers weekly.

      PUBLIC AREAS

      (a)   Thoroughly dust transoms and ledges high and low.


      FLOOR MAINTENANCE - TENANT AREAS

      (a) All tenant resilient tile flooring will be waxed as necessary, but not less than monthly so as to maintain a highly polished surface, and strip wax build-up and buff as needed. Spray-buff lobbies, corridors and hallways in tenant areas nightly. If needed, Contractor shall remove all ground-in heel marks and similar type scuffs and stains using a low alkaline, non-injurious detergent for floor waxing operations.

      (b) All carpeted floor areas will be vacuumed as necessary with portable vacuums in areas which are not accessible with standard floor vacuums but are easily visible to occupants (e.g. desk well, areas around planters and spaces between furniture).

      (c) All carpeted floors will be vacuumed bi-monthly using a pile lifter to remove embedded dirt and to restore pile to uniform upright condition. Heavy traffic areas may require pile lifting more often, to maintain a presentable carpet condition. All carpet edges will be vacuumed with an edging attachment

      (d) Complete floor maintenance and initial waxing shall be provided prior to move-in of all new tenants.

      (e) A non-staining polymer floor finish that provided a high degree of slip prevention shall be used in all floor maintenance work.

      (f) All wax spills and splashes will be removed from baseboards, door jambs and walls.

      BUILDING METAL AND MASONRY

      (a) Interior and exterior metal work, granite, masonry, store fronts (if required to be maintained by Owner), and building foyer entrances (including floor), if applicable, will be kept in clean condition. Such poultice cleaning of masonry, as needed, will be performed by Contractor.

      (b) Clean all exterior metal required to be maintained by Owner, whether store or otherwise.

      (c) Inspect nightly the building's facade and other areas of the exterior facade for graffiti, spills, smudges, and, if found, clean with appropriate materials. Any spill, smudge or graffiti that cannot be cleaned thoroughly should be reported to the Property Manager.

      (d) Inspections of sidewalks and related areas will be made daily and any spills will be cleaned with a sponge and appropriate cleaning material.

                                  ATTACHMENT I

                                  TO EXHIBIT C

                             BASE PREMISES CONDITION

      "Base Premises Condition" shall mean the condition of the Building, the Project and the Premises competed with the following improvements, all of which shall be completed by Landlord, at Landlord's sole cost and expense, in the Premises prior to the Substantial Condition Date of the Lease:

1. Outside walls, core walls, and ground elevator lobby areas of Building on each floor on which the Premises are located completed to Building Standard condition for public areas.

2. Broom clean unfinished concrete floors throughout the Premises, completed to a tolerance of 1/4 inch per 10 feet.

3. Building Standard ceiling grid system and 2 foot by 4 foot ceiling tile stacked on the floor.

4. Building Standard 110 Volt 20 Amp power supplied to the Building core, at panels in the electrical closet.

5. Men's and women's restroom facilities with Building Standard finishes located on each floor on which the Premises are located, completed in accordance with applicable code.

6.    Exterior  main  heating,   ventilating,   and   air-conditioning   ducts
      completed to the mixing boxes

7. Sprinkler risers and main loop on each floor with sprinkler heads turned up at a ratio of 1 per 225 square feet.

8. Building Standard smoke detectors in accordance with applicable shell codes.

9. Building Standard lights, stacked on the floor, at a ratio of 1 per 100 usable square feet.

10. Exit lights and fire alarms. All code required multi-tenant, public corridor doors installed.

11.   Sound insulation at core.

12.   Full height door butts and jambs on all doors.

13.   Building Standard stairwells between all floors completed.

14. Building Standard metal elevator doors painted and elevator frames and jambs installed and painted.

15. Building Standard passenger elevators sufficient to provided passenger and freight service to the Premises.

16.   Access at core to domestic cold water, waste and vent systems.

17. Two (2) Building Standard drinking fountains per floor of Building on each floor on which the Premises are located.

18. Building Standard telephone closets and telephone boards installed one (1) per each floor and finished in sheetrock.

19.   All core walls taped and bedded.

20.   Building certified as occupiable by the City of Austin.

21. Parking Lot and all extension flat work complete and Parking Facility no more than one hundred (100) days from completion.

                                  TO EXHIBIT C

                          TENANT FINISH READY CONDITION


      "Tenant Finish Ready Condition" shall mean the condition of the Building, the Project and the Premises completed with the following improvements, all of which shall be completed by Landlord, at Landlord's sole cost and expense:

1.   Premises shall be dried in and weather tight.
2. Outside walls, core walls, columns on each floor on which the Premises are located completed to Building Standard condition for public areas.
3. Broom clean unfinished concrete floors throughout the Premises, completed to a tolerance of 1/4 inch per 10 feet.
4. Building Standard ceiling grid system and 2 foot by 4 foot ceiling tile stacked on the floor.
5. 110 Volt 20 Amp power supplied to the Building core, at panels in the electrical closet.
6. Exterior main heating, ventilating, and air conditioning ducts completed to the mixing boxes.
7. Sprinkler risers and main loop on each floor with sprinkler heads turned up at a ratio of 1 per 225 square feet.
8. Building Standard smoke detectors in accordance with applicable shell building codes.
9. Building Standard lights, stacked on the floor, at a ratio of 1 per 100 usable square feet.
10.  Shell building, exit lights and fire alarms.
11.  Sound insulation at core.
12.  Access at core to domestic cold water, waste and vent systems.
13.  Building Standard telephone closets and telephone boards installed one
     (1) per each floor and finished in sheetrock.
14.  All core walls taped and bedded.

                                  ATTACHMENT 3

                                  TO EXHIBIT C

                              HVAC DESIGN CRITERIA


The HVAC system is capable of cooling all occupancy areas of the Premises to an inside temperature of 75(degree) Fahrenheit and 50% maximum relative humidity with an outside air temperature of 100(degree) Fahrenheit. The system shall be capable of heating all occupancy areas of the Premises to an inside temperature of 75(degree) Fahrenheit and no minimum relative humidity with an outside air temperature of 18(degree) Fahrenheit.

The HVAC interior loads design basis is:

o One (1) person per 150 square feet, plus
o Heat dissipation from Building Standard lighting, plus
o Two (2) watts per square foot for Tenant miscellaneous power heat dissipation.